UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Layne Christensen Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LAYNE CHRISTENSEN COMPANY
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2006
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 8, 2006
ITEM 1
EXECUTIVE COMPENSATION AND OTHER INFORMATION
REPORT OF THE AUDIT COMMITTEE
OWNERSHIP OF LAYNE CHRISTENSEN COMMON STOCK
ITEM 2
ITEM 3
ITEM 4
OTHER BUSINESS OF THE MEETING
ANNUAL REPORT
ADVANCE NOTICE PROCEDURES/ STOCKHOLDER NOMINATION SUBMISSION PROCESS
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
Appendix A
Appendix B

LAYNE CHRISTENSEN COMPANY
May __, 2006
Dear Stockholder:
     You are cordially invited to attend the Annual Meeting of Stockholders of Layne Christensen Company to be held at the InterContinental Kansas City at the Plaza hotel, located at 401 Ward Parkway, Kansas City, Missouri, on Thursday, June 8, 2006, commencing at 10:00 a.m., local time. The business to be conducted at the meeting is described in the attached Notice of Annual Meeting and Proxy Statement. In addition, there will be an opportunity to meet with members of senior management and review the business and operations of the Company.
     Your Board of Directors joins with me in urging you to attend the meeting. Whether or not you plan to attend the meeting, however, please sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person.

Sincerely yours,

/s/ A. B. Schmitt

A. B. Schmitt President and Chief Executive Officer

LAYNE CHRISTENSEN COMPANY
1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2006
     The Annual Meeting of Stockholders of Layne Christensen Company, a Delaware corporation (“Layne Christensen” or the “Company”), will be held at the InterContinental Kansas City at the Plaza hotel, located at 401 Ward Parkway, Kansas City, Missouri, on Thursday, June 8, 2006, commencing at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:
1.	To elect two Class II directors to hold office for terms expiring at the 2009 Annual Meeting of the Stockholders of Layne Christensen and until their successors are duly elected and qualified or until their earlier death, retirement, resignation or removal;

2.	To consider and act upon approval of the Layne Christensen Company 2006 Equity Incentive Plan;

3.	To consider and act upon a proposal to amend the Restated Certificate of Incorporation of the Company to declassify the Board of Directors;

4.	To consider and act upon ratification and approval of the selection of the accounting firm of Deloitte & Touche LLP as the independent auditors of Layne Christensen Company for the fiscal year ending January 31, 2007; and

5.	To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.
     The Board of Directors of Layne Christensen has fixed the close of business on April 24, 2006, as the record date for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof.
     All stockholders are cordially invited to attend the meeting. Whether or not you intend to be present at the meeting, the Board of Directors of Layne Christensen solicits you to sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person. Your vote is important and all stockholders are urged to be present in person or by proxy.

By Order of the Board of Directors

Steven F. Crooke Senior Vice President—General Counsel and Secretary
May __, 2006
Mission Woods, Kansas

LAYNE CHRISTENSEN COMPANY
1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 8, 2006

INTRODUCTION
     This Proxy Statement is being furnished to the stockholders of Layne Christensen Company, a Delaware corporation (“Layne Christensen” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, June 8, 2006, and at any adjournment or adjournments thereof (the “Annual Meeting”). The Annual Meeting will commence at 10:00 a.m., local time, and will be held at the InterContinental Kansas City at the Plaza hotel, located at 401 Ward Parkway, Kansas City, Missouri 64112.
     This Proxy Statement and the enclosed form of proxy were first mailed to the Company’s stockholders on or about May ___, 2006.
Proxies
     You are requested to complete, date and sign the enclosed form of proxy and return it promptly to the Company in the enclosed postage prepaid envelope. Shares represented by properly executed proxies will, unless such proxies have been revoked prior to exercise, be voted in accordance with the stockholders’ instructions indicated in the proxies. If no instructions are indicated, such shares will be voted in favor of the election of the nominees for directors named in this Proxy Statement, in favor of approving the Layne Christensen Company 2006 Equity Incentive Plan, in favor of ratifying the selection of the accounting firm of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year, and, as to any other matter that properly may be brought before the Annual Meeting, in accordance with the discretion and judgment of the appointed proxies. If no instructions are indicated with respect to the proposal to amend the Company’s Restated Certificate of Incorporation, then such shares will be voted in the same proportion that the other shares of the Company’s common stock have been voted on such proposal. A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by filing written notice of revocation with the Secretary of the Company, by executing and delivering to the Secretary of the Company a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.
     If you plan to attend the Annual Meeting and vote in person, you will be given a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee (commonly referred to as being held in “street” name), proof of ownership may be required for you to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.
Voting at the Meeting
     For purposes of voting on the proposals described herein, the presence in person or by proxy of stockholders holding a majority of the total outstanding shares of the Company’s common stock, $0.01 par value, shall constitute a quorum at the Annual Meeting. Only holders of record of shares of the Company’s common stock as of the close of business on April 24, 2006 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof. As of the Record Date, 15,257,616 shares of the Company’s common stock were outstanding and entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly to come before the Annual Meeting.

     Directors are elected by a plurality (a number greater than those cast for any other candidates) of the votes cast, in person or by proxy, of stockholders entitled to vote at the Annual Meeting for that purpose. The affirmative vote of the holders of a majority of the shares of the Company’s common stock, represented in person or by proxy and entitled to vote at the Annual Meeting, is required for (i) the approval of the Layne Christensen Company 2006 Equity Incentive Plan; (ii) the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors and (iii) the approval of such other matters as properly may come before the Annual Meeting or any adjournment thereof. The affirmative vote of the holders of eighty percent (80%) of the outstanding shares of the Company’s common stock is required for the approval of the proposal to amend the Company’s Restated Certificate of Incorporation as described herein.
     In accordance with Delaware law, a stockholder entitled to vote in the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Votes withheld in connection with the election of one or more nominees for director will not be counted as votes cast for such nominees. Abstentions from the proposal to approve the Layne Christensen Company 2006 Equity Incentive Plan, the proposal to approve the ratification of the selection of the Company’s independent auditors and/or the proposal to amend the Company’s Restated Certificate of Incorporation as described herein are treated as votes against such proposal. Broker non-votes on a proposal are treated as shares of Layne Christensen common stock as to which voting power has been withheld by the respective beneficial holders and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote. Accordingly, broker non-votes are not counted for purposes of determining whether a proposal has been approved.
Solicitation of Proxies
     This solicitation of proxies for the Annual Meeting is being made by the Company’s Board of Directors. The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy. After the initial mailing of this Proxy Statement, proxies may be solicited by mail, telephone, telegram, facsimile transmission or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses, together with those of the Company’s transfer agent, will be paid by Layne Christensen.
     A list of stockholders entitled to vote at the Annual Meeting will be available for examination at least ten days prior to the date of the Annual Meeting during normal business hours at the Company’s Corporate Headquarters, 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205. The list also will be available at the Annual Meeting.
ITEM 1
ELECTION OF DIRECTORS
     The Company’s Board of Directors currently consists of nine directors. The Certificate of Incorporation of Layne Christensen currently divides the Board of Directors into three classes of directors, with the directors serving staggered terms of three years and until their respective successors are duly elected and qualified or until their respective earlier death, retirement, resignation or removal. The present terms of the current Class II directors, Robert J. Dineen, David A.B. Brown and Jeffrey J. Reynolds, expire at this Annual Meeting. Directors in Class III (J. Samuel Butler, Warren G. Lichtenstein and Nelson Obus) and Class I (Donald K. Miller, Anthony B. Helfet and Andrew B. Schmitt) have been elected to terms expiring at the time of the annual meetings of stockholders in 2007 and 2008, respectively.
     One of the purposes of this Annual Meeting is to elect two directors in Class II to serve for three-year terms expiring at the Annual Meeting of Stockholders in 2009 and until their successors are duly elected and qualified or until their earlier death, retirement, resignation or removal. The Board of Directors has designated David A.B. Brown and Jeffrey J. Reynolds as the nominees proposed for election at the Annual Meeting. Mr. Robert J. Dineen has decided to retire from the Board and therefore will not stand for re-election as a director of the Company. In connection with Mr. Dineen’s retirement, the Company will reduce the size of its Board from nine members to eight effective upon the completion of the Annual Meeting. Mr. Brown has been a director of the Company since 2003. Mr. Reynolds was appointed to the Board in September of 2005 to fill the vacancy created by the Company’s expansion of its Board of Directors from eight to nine members in connection with the acquisition of Reynolds, Inc. Mr. Reynolds was recommended to the Board by a stockholder of the Company. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election of the nominees as directors. In the event that one or more of the nominees should become unavailable for election, it is intended that the shares represented by the proxies will be voted for the election of such substitute nominee as may be designated by the Board of Directors, unless the authority to vote for the nominee who has ceased to be a candidate has been withheld. The nominees have indicated their willingness to serve as directors if elected, and the Board of Directors has no reason to believe that the nominees will be unavailable for election.
     The Board of Directors recommends that you vote for the election of David A.B. Brown and Jeffrey J. Reynolds as Class II directors of the Company.
Nominees and Directors Continuing in Office
     The following table sets forth certain information with respect to the persons nominated by the Board of Directors for election as Class II directors at the Annual Meeting and each director whose term of office will continue after the Annual Meeting.

			Director
Name	Age	Present Position with the Company	Since
NOMINEES
Class II: Term to Expire in 2009
David A. B. Brown	62	Director, Chairman of the Board	2003
Jeffrey J. Reynolds	39	Director	2005
DIRECTORS CONTINUING IN OFFICE
Class III: Term to Expire in 2007
J. Samuel Butler	60	Director	2003
Warren G. Lichtenstein	40	Director	2004
Nelson Obus	59	Director	2004
Class I: Term to Expire in 2008
Donald K. Miller	74	Director	1996
Andrew B. Schmitt	57	Director, President and Chief Executive Officer	1993
Anthony B. Helfet	62	Director	2003
     The business experience during the last five fiscal years of the persons nominated by the Board of Directors for election as Class II directors at the Annual Meeting and each director whose term of office will continue after the Annual Meeting is as follows:
     David A. B. Brown currently serves as Chairman of the Board of Directors of Pride International, Inc. He is also on the Board of Directors of EMCOR Group, Inc. Petrohawk Energy Corporation and NS Group, Inc. and from 1984 to 2005, Mr. Brown was president of the Windsor Group, a consulting firm that focuses on energy related issues facing oilfield services and engineering companies. He has over 30 years of energy related experience.
     Jeffrey J. Reynolds became a director of the Company on September 28, 2005, in connection with the acquisition of Reynolds, Inc. by Layne Christensen Company. Mr. Reynolds has served as the President of Reynolds, Inc., a company which provides products and services to the water and wastewater industries, since 2001. Mr. Reynolds also became a Senior Vice President of the Company on September 28, 2005. On March 30, 2006, Mr. Reynolds was promoted to Executive Vice President of the Company.
     J. Samuel Butler has been president of Trinity Petroleum Management, LLC, an oil and gas management outsourcing company, since 1996. Mr. Butler has also served as chief executive officer and president of ST Oil Company, an independent oil and gas exploration and production company, since 1996.
     Warren G. Lichtenstein has been a managing member of Steel Partners, L.L.C., which is the general partner of Steel Partners II, L.P., a private investment firm, since January of 1996. Prior to that, Mr. Lichtenstein was chairman and a director of Steel Partners, Ltd., from 1993 until January of 1996. Mr. Lichtenstein serves on the boards of United Industrial Corporation, SL Industries, Inc. and WebFinancial Corporation.
     Nelson Obus has served as president of Wynnefield Capital, Inc. since November 1992 and as the managing member of Wynnefield Capital Management, LLC since January 1997. Wynnefield Capital Management manages two partnerships and Wynnefield Capital, Inc. manages one partnership, all three of which invest in small-cap value U.S. public equities.
     Donald K. Miller has been Chairman of Axiom International Investors, LLC, a company engaged in international equity asset management, since 1999. He has also been President of Presbar Corporation, a private firm engaged in private equity investing and investment banking, since 1986 and was formerly Chairman of Greylock Financial, Inc., an affiliate of Greylock Management Corporation, from 1986 to 1996. In addition, Mr. Miller served as Chairman and Chief Executive Officer of Thomson Advisory Group L.P. (subsequently PIMCO Advisors Holdings L.P.), an asset management company, from 1990 to 1993 and as Vice Chairman from 1993 to 1994. Mr. Miller also served as Chairman of the Board of Directors of Christensen Boyles Corporation (“CBC”) from 1986 to December 1995 and was involved in the formation of CBC and in the acquisition of Boyles Bros. Drilling Company and Christensen Mining Products. He currently is on the Board of Directors of RPM International, Inc. and has spent the majority of his career in investment banking or as an investor focusing on a variety of industries.
     Andrew B. Schmitt has served as President and Chief Executive Officer of the Company since October 1993. For approximately two years prior to joining the Company, Mr. Schmitt was a partner in two privately owned hydrostatic pump and motor manufacturing companies and an oil and gas service company. He served as President of the Tri-State Oil Tools Division of Baker Hughes Incorporated from February 1988 to October 1991. Mr. Schmitt is also a director of Euronet Worldwide Inc.
     Anthony B. Helfet, a retired investment banker, was a special advisor to UBS from September 2001 through December 2001. From 1991 to August 31, 2001, Mr. Helfet was a managing director of the West Coast operations of Dillon, Read & Co. Inc. and its successor organization, UBS. Mr. Helfet was also managing director of the Northwest Region of Merrill Lynch Capital Markets from 1979 to 1989. Historically, Mr. Helfet has held other positions with Dean Witter Reynolds Inc. and Dillon, Read & Co. Mr. Helfet is a member of the board of directors of Alliance Imaging Inc., and MCF Corporation, the parent company of Merriman Curhan Ford & Co.
     There is no arrangement or understanding between any director and any other person pursuant to which such director was selected as a director of the Company, except for (i) the Standstill Agreement (the “Standstill Agreement”) dated March 26, 2004, between the Company, Wynnefield Partners Small Cap Value, L.P., Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Partners Small Cap Value L.P. I, Channel Partnership II, L.P., Wynnefield Capital Management, LLC, Wynnefield Capital, Inc., Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan, Nelson Obus and Joshua Landes (collectively, the “Wynnefield Investors”) and (ii) the Agreement and Plan of Merger, dated August 30, 2005, among Layne Christensen Company, Layne Merger Sub 1, Inc., Reynolds, Inc. and the Stockholders of Reynolds, Inc. listed on the signature pages thereto (the “Merger Agreement”).
     Pursuant to the Standstill Agreement, the Company agreed to increase the size of its Board of Directors to eight (8) persons and appoint Nelson Obus to fill the newly created vacancy. The Company also agreed to nominate Mr. Obus for re-election as a director at the Annual Meeting scheduled to be held on June 3, 2004, and recommend and solicit proxies for his election to the Board of Directors at the Annual Meeting.
     In return, the Standstill Agreement provides that the Wynnefield Investors, their affiliates and associates shall take, or refrain from taking, the following actions, as the case may be, unless requested in writing by the president of the Company or by resolution adopted by a majority of the Company’s disinterested directors:
     (a) not to effect, propose, cause or participate in, other than solely in connection with the nomination or election of Mr. Obus to the Company’s Board of Directors, any solicitation of proxies in any election contest to the Board of Directors of the Company;
     (b) withdraw the stockholder proposal previously submitted by the Wynnefield Investors to the Company for inclusion in the Company’s proxy statement which proposed that all directors of the Company be elected annually and not by classes (the “Stockholder Proposal”) and not submit such Stockholder Proposal, or a proposal having the same effect, for inclusion in the Company’s future proxy statements; or
     (c) form, join or participate in a “group” with respect to any voting securities of the Company for the purpose of effecting any of the actions listed in (a) or (b) above.

The Standstill Agreement expressly provides that it does not restrict Mr. Obus from exercising his fiduciary duty as a director nor restrict the Wynnefield Investors in their discretion from voting in favor of or against any matter submitted to the Company’s stockholders for approval.
     The Standstill Agreement expires on the earlier of (i) the date that Mr. Obus ceases to be a member of the Company’s Board of Directors, or (ii) the date which is 30 days prior to the last date on which a stockholder may give notice to the Company of its intention to submit a matter for action at the Company’s 2007 Annual Meeting of stockholders.
     Pursuant to the Merger Agreement, the Company agreed to increase the size of its Board of Directors to nine (9) and appoint Jeff Reynolds to fill the newly created vacancy. The Company also agreed to nominate Mr. Reynolds for re-election as a director at the Annual Meeting scheduled to be held on June 8, 2006, and recommend and solicit proxies for his election to the Board of Directors at the Annual Meeting.
Compensation of Directors
     Each director of the Company who is not also an employee of the Company, except the Chairman of the Board, receives an annual retainer of $18,000. The Chairman of the Board receives an annual retainer of $75,000. The chairman of the Audit Committee receives an additional retainer of $3,000 per year and the chairmen of the Compensation Committee and the Nominating & Corporate Governance Committee each receive an additional retainer of $1,500 per year. All such retainers are payable in quarterly installments. In addition, each non-employee director receives $1,000 for each board meeting he or she attends either in person or via teleconference and each member of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee receives $500 for each meeting he or she attends either in person or via teleconference. As an additional component of their compensation package, all non-employee directors of the Company received a one-time award of an option to purchase 3,000 shares of the Company’s common stock upon the approval of the Amended and Restated Layne Christensen Company 2002 Stock Option Plan (the “2002 Option Plan”) at the Company’s Annual Meeting in 2002. Any newly elected non-employee directors will receive the same one-time award of an option to purchase 3,000 shares of the Company’s common stock upon becoming a member of the Board. Thereafter, each non-employee director, except the Chairman, will be awarded an option to purchase 2,000 shares of the Company’s common stock on an annual basis. The Chairman of the Company’s Board of Directors will receive a grant of options for the purchase of 4,000 shares of the Company’s common stock on an annual basis. The director options will be priced at the market price of the common stock on the day they are issued, they will be 100% vested upon issuance, they will have a ten-year life and they will otherwise be subject to all of the terms and conditions of the 2002 Option Plan or such other plan under which the options may be issued. A director may continue to elect to defer receipt of all or a portion of their cash compensation in accordance with the terms of the Company’s Deferred Compensation Plan for Directors. Directors of the Company who are also employees of the Company receive no compensation for service to Layne Christensen as directors.
     Under the Company’s Deferred Compensation Plan for Directors, non-employee directors of the Company can elect to receive deferred compensation in three forms—a cash credit, a stock credit or a combination of the two. The value of deferrals made in the form of a stock credit track the value of the Company’s common stock. Deferrals made in the form of a cash credit will accumulate interest at a rate based on the annual yield of the longest term United States Treasury Bond outstanding at the end of the preceding year. All payments made under the plan will be made in cash. As of January 31, 2006, Mr. Brown had accumulated the equivalent of 2,971.22 shares of common stock in his stock credit account, Mr. Butler had accumulated the equivalent of 1,890.59 shares of common stock in his stock credit account, Mr. Helfet had accumulated the equivalent of 2,071.18 shares of common stock in his stock credit account, Mr. Obus had accumulated the equivalent of 1,956.18 shares of common stock in his stock credit account, and Mr. Miller had accumulated the equivalent of 8,169.70 shares of common stock in his stock credit account.
Meetings of the Board and Committees
     During the fiscal year ended January 31, 2006, the Board of Directors of Layne Christensen held five meetings. All directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served which were held during such fiscal year and during the period which such director served. It should be noted that the Company’s directors discharge their responsibilities throughout the year, not only at such Board of Directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to the Company.

     Pursuant to the Company’s Bylaws, the Board of Directors has established an Audit Committee, a Nominating & Corporate Governance Committee and a Compensation Committee.
Audit Committee
     The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to the oversight of (i) the integrity of the Company’s financial statements, financial reporting process and internal control system; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor qualifications and independence; (iv) the performance of the Company’s internal audit function and its independent auditors and (v) the system of internal controls and disclosure controls and procedures established by management. The Audit Committee is responsible for the appointment of the Company’s independent auditors and the terms of their engagement, reviewing the Company’s policies and procedures with respect to internal auditing, accounting, financial and disclosure controls and reviewing the scope and results of audits and any auditor recommendations. The Audit Committee held five meetings during the fiscal year ended January 31, 2006, in addition to personal meetings and other communications conducted throughout the year with members of management and each other regarding issues within the committee’s area of responsibility. On March 30, 2006, the Audit Committee approved the Amended and Restated Audit Committee Charter, which was not changed from the prior year. The complete text of the Amended and Restated Charter was included in Appendix A to the Company’s Proxy Statement for the fiscal year ended January 31, 2005, and is also available on the Company’s website under the heading “Investor Relations” (www.laynechristensen.com/investorrelations). The current members of the Audit Committee are Donald K. Miller (Chairperson), Anthony B. Helfet, J. Samuel Butler and Nelson Obus. All of the members of the Audit Committee are independent within the meaning of SEC Regulations and the Nasdaq listing standards. The Board has determined that each member of the Audit Committee is qualified as an audit committee financial expert within the meaning of SEC regulations and that all such members are financially literate and have experience in finance or accounting resulting in their financial sophistication within the meaning of the Nasdaq listing standards. The Report of the Audit Committee for fiscal year 2006 appears on page 15 below.
Nominating & Corporate Governance Committee
     The Company’s Board of Directors created a Nominating & Corporate Governance Committee (the “Nominating Committee”) on February 16, 2004. In accordance with the process described on page 7 of this Proxy Statement under “Selection of Board Nominees,” the Nominating Committee identifies individuals qualified to become members of the Company’s Board of Directors, recommends to the Board proposed nominees for Board membership, recommends to the Board directors to serve on each standing committee of the Board and assists the Board in developing and overseeing corporate governance guidelines. The Charter of the Nominating Committee is available on the Company’s website under the heading “Investor Relations” (www.laynechristensen.com/investorrelations). The Nominating Committee held two meetings during the fiscal year ended January 31, 2006, in addition to personal meetings and other communications conducted throughout the year with members of management and each other regarding issues within the committee’s area of responsibility. The current members of the Nominating Committee are J. Samuel Butler (Chairperson), David A. B. Brown, Donald K. Miller and Warren G. Lichtenstein. All of the members of the Nominating Committee are independent within the meaning of SEC regulations and the Nasdaq listing standards.
Compensation Committee
     The Compensation Committee establishes annual and long-term performance goals and objectives for the Company’s management, evaluates the performance of management and makes recommendations to the Board of Directors regarding the compensation and benefits of the Company’s executive officers and the members of the Board of Directors. The Compensation Committee also administers certain of the Company’s incentive plans, including the Company’s Executive Incentive Compensation Plan. The charter of the Compensation Committee is available on the Company’s website under the heading “Investor Relations” (www.laynechristensen.com/investorrelations). The current members of the Compensation Committee are Anthony B. Helfet (Chairperson), David A.B. Brown, Warren G. Lichtenstein and Nelson Obus. All of the members of the Compensation Committee are independent within the meaning of SEC regulations and the Nasdaq listing standards. The Compensation Committee met three times during the fiscal year ended January 31, 2006, in addition to personal meetings and other communications conducted throughout the year with members of management and each other regarding compensation issues within the committee’s area of responsibility.

Selection of Board Nominees
     The Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary in writing with whatever supporting material the stockholder considers appropriate or that is required by the Company’s bylaws relating to stockholder nominations as described below under the heading “Advance Notice Procedures.” The Company’s Secretary will forward the information to the members of the Nominating Committee, who will consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the proxy rules, the Company’s bylaws, the Company’s Nominating & Corporate Governance Committee Charter, the Company’s Corporate Governance Guidelines and the director selection procedures established by the Nominating & Corporate Governance Committee.
     Once the Nominating Committee has identified a prospective nominee candidate, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Nominating Committee with the recommendation of the prospective candidate, as well as the Nominating Committee’s own knowledge of the candidate. This information may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the criteria and qualifications described below. If the Nominating Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, the Nominating Committee then evaluates the prospective nominees against the criteria and qualifications set out in the Nominating Committee’s Charter. Such criteria and qualifications include:
•	a general understanding of management, marketing, accounting, finance and other elements relevant to the Company’s success in today’s business environment;

•	an understanding of the principal operational, financial and other plans, strategies and objectives of the Company;

•	an understanding of the results of operations and the financial condition of the Company and its significant business segments for recent periods;

•	an understanding of the relative standing of the Company’s significant business segments vis-à-vis competitors;

•	the educational and professional background of the prospective candidate;

•	the prospective nominee’s standards of personal and professional integrity;

•	the demonstrated ability and judgment necessary to work effectively with other members of the Board to serve the long-term interests of the stockholders;

•	the extent of the prospective nominee’s business or public experience that is relevant and beneficial to the Board and the Company;

•	the prospective nominee’s willingness and ability to make a sufficient time commitment to the affairs of the Company in order to effectively perform the duties of a director, including regular attendance at Board and committee meetings;

•	the prospective nominee’s commitment to the long-term growth and profitability of the Company; and

•	the prospective nominee’s ability to qualify as an independent director as defined in the Nasdaq listing standards.
However, as determining the specific qualifications or criteria against which to evaluate the fitness or eligibility of potential director candidates is necessarily dynamic and an evolving process, the Board believes that it is not always in the best interests of the Company or its stockholders to attempt to create an exhaustive list of such qualifications or criteria. Appropriate flexibility is needed to evaluate all relevant facts and circumstances in context of the needs of the Board and the Company at a particular point in time.
     The Nominating Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nominating Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating Committee.
Other Corporate Governance Matters
     All of the members of the Board are independent within the meaning of SEC regulations and the Nasdaq listing standards, with the exception of Robert J. Dineen, Andrew B. Schmitt and Jeffrey J. Reynolds. Mr. Schmitt and Mr. Reynolds are considered inside directors because of their employment as executives of the Company. Mr. Dineen is considered a non-independent outside director because he was an employee of the Company until December 31, 2003.
     On November 25, 2003, the Company adopted a Code of Business Conduct and Ethics that applies to all directors and employees of the Company, including the chief executive officer, chief financial officer and controller. The Code of Business Conduct and Ethics is available free of charge on the Company’s website under the heading “Investor Relations” (www.laynechristensen.com/investorrelations).
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Compensation
     The following table sets forth for the fiscal years ended January 31, 2006, 2005 and 2004, respectively, the compensation of the Company’s chief executive officer and of each of the Company’s four other most highly compensated executive officers whose remuneration for the fiscal year ended January 31, 2006, exceeded $100,000 for services to the Company and its subsidiaries in all capacities (collectively, the “Named Executive Officers”):
Summary Compensation Table

					Long Term Compensation
	Annual Compensation				Awards		Payouts
				Other	Restricted
				Annual	Stock	Options/	LTIP	All Other
Name and Principal	Fiscal	Salary	Bonus(1)	Compensation(2)(3)	Awards	SARs	Payouts	Compensation(4)
Position	Year	($)	($)	($)	($)	#	($)	($)
Andrew B. Schmitt	2006	425,000	203,900	0	0	0	0	11,023
President, Chief Executive	2005	413,423	204,077	0	0	45,000	0	11,393
Officer and Director	2004	390,000	198,147	5,333	0	0	0	52,662

Eric R. Despain	2006	220,000	47,220	0	0	35,000	0	10,412
Senior Vice President	2005	213,385	115,506	0	0	20,000	0	9,880
	2004	200,000	89,364	0	0	0	0	9,246

Jerry W. Fanska	2006	212,000	78,463	0	0	35,000	0	10,330
Senior Vice President—	2005	206,377	76,529	0	0	20,000	0	9,809
Finance and Treasurer	2004	195,000	92,805	72	0	0	0	9,282

Steven F. Crooke, Senior	2006	197,173	61,238	0	0	35,000	0	9,117
Vice President—General	2005	165,000	64,755	0	0	20,000	0	8,450
Counsel and Secretary	2004	161,365	78,773	0	0	0	0	8,103

Colin B. Kinley	2006	174,904	175,000	0	0	0	0	8,957
Energy Division President	2005	150,000	82,000	1,566	0	15,000	0	8,202
	2004	178,622	0	0	0	0	0	39,375

Jeffrey J. Reynolds (5)	2006	82,730	141,667	0	0	57,500	0	1,496
Executive Vice President

(1)	Reflects bonuses earned for the fiscal years ended January 31, 2006, 2005 and 2004, respectively. The bonus amount for the fiscal year ended January 31, 2006, also includes bonuses awarded in connection with the sale of a certain non-strategic asset, which was completed in fiscal 2006, to Messrs. Schmitt, Despain, Fanska and Crooke in the amounts of $3,900, $1,500, $1,463 and $1,238, respectively. The bonus amount for the fiscal year ended January 31, 2004, also includes discretionary bonuses paid in

August of 2003 to Messrs. Schmitt, Despain, Fanska and Crooke in the amounts of $36,000, $27,000, $32,000 and $32,000, respectively.

(2)	Excludes perquisites and other benefits, unless the aggregate amount of such compensation exceeds the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

(3)	Reflects additional compensation paid to Mr. Schmitt and Mr. Kinley for taxes incurred on the income resulting from the reimbursement by the Company of certain moving and other relocation costs. Reflects additional compensation paid to Mr. Fanska for taxes incurred on the imputed income resulting from interest-free loans from the Company extended in 1992 and 1993.

(4)	All Other Compensation for the fiscal year ended January 31, 2006, includes Layne Christensen contributions in the amounts of $8,400, $8,400, $8,400, $8,508, $8,431 and $735, which accrued during such fiscal year for the accounts of Messrs. Schmitt, Despain, Fanska, Crooke, Kinley and Reynolds, respectively, under the Company’s Capital Accumulation Plan; the cost of term life insurance paid by the Company for the benefit of Messrs. Schmitt, Despain, Fanska, Crooke, Kinley and Reynolds in the amounts of $2,623, $2,012, $1,930, $609, $526 and $761, respectively.

All Other Compensation for the fiscal year ended January 31, 2005, includes Layne Christensen contributions in the amounts of $7,707, $7,954, $7,952, $7,946 and $5,308, which accrued during such fiscal year for the accounts of Messrs. Schmitt, Despain, Fanska, Crooke and Kinley, respectively, under the Company’s Capital Accumulation Plan; and the cost of term life insurance paid by the Company for the benefit of Messrs. Schmitt, Despain, Fanska, Crooke and Kinley in the amounts of $3,686, $1,926, $1,857, $504 and $300, respectively; and income in the amount of $2,594 recognized by Mr. Kinley in connection with the reimbursement of certain moving and other relocation costs.

All Other Compensation for the fiscal year ended January 31, 2004, includes Layne Christensen contributions in the amounts of $8,000, $8,000, $8,000, $7,617 and $4,384, which accrued during such fiscal year for the accounts of Messrs. Schmitt, Despain, Fanska, Crooke and Kinley, respectively, under the Company’s Capital Accumulation Plan; the cost of term life insurance paid by the Company for the benefit of Messrs. Schmitt, Despain, Fanska, Crooke and Kinley in the amounts of $2,015, $1,246, $1,142, $486 and $25, respectively; imputed income from interest-free loans from the Company extended in 1992 and 1993 for the benefit of Mr. Fanska pursuant to the Company’s 1992 Stock Option Plan in the amount of $140; and income in the amount of $42,647 recognized by Mr. Schmitt in connection with the reimbursement of certain moving and other relocation costs; and income in the amount of $34,966 recognized by Mr. Kinley in connection with the reimbursement of certain moving and other relocation costs.

(5)	Mr. Reynolds became a Senior Vice President of the Company in September 2005 at the time of the merger of Reynolds, Inc. into a subsidiary of the Company. He was promoted to Executive Vice President of the Company in March 2006. Mr. Reynolds’ compensation for fiscal 2006 reflects only post-merger compensation paid by the Company.
Option Grants During Fiscal 2006
     The following table sets forth information with respect to each Named Executive Officer concerning grants during the fiscal year ended January 31, 2006, of stock options under the Company’s 2002 Stock Option Plan, the Company’s 1996 District Stock Option Plan (the “1996 Option Plan”) and stock appreciation rights (“SARS”).

Option/SAR Grants in Last Fiscal Year (1)

				Potential Realizable Value at
				Assumed Annual Rates of Stock Price
	Individual Grants			Appreciation for Option Term (2)
		% of Total
	Options/	Options/SARs
	SARs	Granted to	Exercise or
	Granted (3)	Employees in	Base Price		5%	10%
Name	#	Fiscal Year	($/Per Share)	Expiration Date (4)	$	$
Andrew B. Schmitt	0	0	—	—	—	—
Eric R. Despain	35,000	7.3	27.87	January 20, 2016	613,455	1,554,616
Jerry W. Fanska	35,000	7.3	27.87	January 20, 2016	613,455	1,554,616
Colin B. Kinley	0	0	—	—	—	—
Steven F. Crooke	35,000	7.3	27.87	January 20, 2016	613,455	1,554,616
Jeffrey J. Reynolds	57,500	12.1	23.05	September 28, 2015	833,521	2,112,306

(1)	No stock appreciation rights were granted by the Company during the fiscal year ended January 31, 2006.

(2)	The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company’s common stock over the term of the options.

(3)	The options granted to Messrs. Despain, Fanska, Crooke and Reynolds during the fiscal year ended January 31, 2006, are exercisable beginning on the day immediately following the first anniversary of the grant date, with 25% of such options becoming exercisable at that time and with an additional 25% of such options becoming exercisable on the day immediately following each successive anniversary date. Full vesting occurs on the day immediately following the fourth anniversary of the grant date. In the event of a “change in control” (as defined in the optionees’ stock option agreements), the options become fully vested.

(4)	The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.
Option/SAR Exercises and Holdings
     The following table sets forth information with respect to each Named Executive Officer concerning the exercise of options and SARs during the fiscal year ended January 31, 2006, and unexercised options and SARs held as of January 31, 2006.
Aggregated Option/SAR Exercises In Last Fiscal Year and January 31, 2006 Option/SAR Values (1)

			Number of
			Securities		Value of
	Shares		Underlying		Unexercised
	Acquired		Unexercised		In-the-Money
	on	Value	Options/SARs at		Options/SARs at
Name	Exercise	Realized (2)	January 31, 2006		January 31, 2006 (3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Andrew B. Schmitt	125,000	$1,875,006	148,750	33,750	$3,138,125	$455,625
Eric R. Despain	50,000	626,498	5,000	50,000	67,500	282,300
Jerry W. Fanska	23,000	220,480	72,250	50,000	1,523,275	282,300
Colin B. Kinley	20,000	97,580	3,750	11,250	50,625	151,875
Steven F. Crooke	50,000	888,400	5,000	50,000	67,500	282,300
Jeffrey J. Reynolds	0	0	0	57,500	0	408,250

(1)	No SARs have ever been granted by the Company.

(2)	All of the shares acquired by the Named Executive Officers upon the exercise of options during the last fiscal year were acquired in cashless exercise transactions. Therefore, the value realized is calculated by determining the difference between the option exercise price and the actual sales price of the shares acquired, as previously reported in the Form 4 filings of the respective officer, multiplied by the number of shares of common stock underlying such options.

(3)	As of January 31, 2006, the last reported sale price of the Company’s common stock, which was reported on the NASDAQ National Market System on January 31, 2006, was $30.15 per share. Value is calculated by determining the difference between the option exercise price and $30.15, multiplied by the number of shares of common stock underlying the options.
Incentive Compensation Plan
     The Company adopted an Executive Incentive Compensation Plan (the “IC Plan”) in fiscal 1993. Each of the Company’s executive officers, other than Mr. Colin Kinley and Mr. Jeffrey Reynolds, is eligible to participate in the IC Plan. Under the IC Plan, each participant will be eligible for an annual cash bonus in a target amount (the “Target Bonus”) equal to a percentage (50% in the case of Mr. Schmitt and 37.5% in the case of the other Named Executive Officers, except Mr. Kinley and Mr. Reynolds) of such participant’s base compensation. The Target Bonus will be adjusted (up or down) based upon the performance of the Company as compared to certain goals included in the business plan adopted and approved by the Board of Directors. In no event, however, can a participant’s annual cash bonus under the IC Plan exceed 100% of such participant’s base compensation for the relevant year. No bonus will be payable should performance be equal to or below 80% of the relevant goals established by the business plan. In addition, the formula bonus derived as described in the preceding sentences can be further adjusted (up or down) at the discretion of the Board of Directors by one-third of the Target Bonus. All or part of an employee’s incentive compensation under the IC Plan may, at the discretion of the Board of Directors, be paid in the form of shares of the Company’s common stock which may consist of authorized but unissued shares of common stock or shares of common stock reacquired by the Company on the open market. Messrs. Schmitt, Despain, Fanska and Crooke received payments under the IC Plan for services rendered to the Company in the fiscal year ended January 31, 2006, in the amounts of $200,000, $45,720, $77,000 and $60,000, respectively. Mr. Kinley and Mr. Reynolds do not participate in the IC Plan. Instead, Mr. Kinley’s bonus for the fiscal year ended January 31, 2006, was based on achieving specific goals for proven natural gas reserves, natural gas production, and the earnings before interest and taxes (EBIT) for his division. Under these criteria, Mr. Kinley received a bonus for services rendered to the Company in the fiscal year ended January 31, 2006, in the amount of $175,000. Mr. Reynolds participates in the Reynolds Division of Layne Christensen Company Cash Bonus Plan (the “Reynolds Bonus Plan”). Under the Reynolds Bonus Plan, a bonus pool to be distributed to all of the participants in the plan is accrued in an amount equal to twenty percent (20%) of the annual net income earned by the Reynolds Division of the Company (before giving effect to any amounts paid pursuant to the plan), subject to reduction in the event the Reynolds Division does not generate EBITDA in excess of its EBITDA target for that year. The EBITDA target for the Reynolds Division for each plan year through January 31, 2009, is $16,500,000. Mr. Reynolds received a payment under the Reynolds Bonus Plan for services rendered to Reynolds, Inc. and the Company for four months of the fiscal year ended January 31, 2006, in the amount of $141,667. See “Executive Compensation and Other Information—Executive Compensation.”
Capital Accumulation Plan
     The Company has adopted a capital accumulation plan (the “Capital Accumulation Plan”). Each of the Company’s executive officers, including the Named Executive Officers, and substantially all other employees of the Company are eligible to participate in the Capital Accumulation Plan. The Capital Accumulation Plan is a defined contribution plan qualified under Section 401, including Section 401(k), of the Internal Revenue Code of 1986, as amended (the “Code”). The Capital Accumulation Plan provides for two methods of Company contributions, a Company matching contribution tied to and contingent upon participant deferrals and a Company profit sharing contribution which is not contingent upon participant deferrals. The amount, if any, of Company paid contributions, both matching and profit sharing, for each fiscal year under the Capital Accumulation Plan is determined by the Board of Directors in its discretion. Currently, the Company makes a matching contribution that is equal to 100% of a participant’s salary deferrals that do not exceed 3% of the participant’s compensation plus 50% of a participant’s salary deferrals between 3% and 5% of the participant’s compensation. This form of matching contribution qualifies as what is known as a “safe harbor” matching contribution under the Employee Retirement Income Security Act of 1974. Each eligible employee meeting certain service requirements participates in Company profit sharing contributions to the Capital Accumulation Plan in the proportion his or her eligible compensation bears to the aggregate compensation of the group participating in the Capital Accumulation Plan. In addition, each eligible employee meeting certain service requirements and electing to defer a portion of his or her compensation under the Capital Accumulation Plan participates in the Company’s matching contribution program pursuant to a formula as designated by the Board of Directors. At the option of the Board of Directors, all or any portion of such Company contributions may be made in the Company’s common stock. In addition, each participant can voluntarily contribute, on a pre-tax basis, a portion of his or her compensation (which cannot exceed $15,000 for participants who are 49 or younger, or $20,000 for participants who are 50 or older, for the calendar year 2006) under the Capital Accumulation Plan. A participant’s account will be placed in a trust and invested at the participant’s direction in any one or more of a number of available investment options. Each participant may receive the funds in his or her Capital Accumulation Plan account upon termination of employment. For services rendered in fiscal 2006, total Company contributions under the Capital Accumulation Plan of $8,400, $8,400, $8,400, $8,431and $8,508, accrued for the accounts of Messrs. Schmitt, Despain, Fanska, Kinley and Crooke, respectively. The Company contribution under the Capital Accumulation Plan accrued for the account of Mr. Reynolds for the period between September 28, 2005, and January 31, 2006 was $735.
Retirement, Disability and Death Plans
     The Company has agreed to pay Mr. Schmitt an annual retirement benefit, beginning six months after Mr. Schmitt’s separation from service with the Company, equal to 40% of the average of his total compensation (as defined in the annual retirement benefit agreement) received during the highest five consecutive years out of his last ten years of employment, less 60% of his annual primary Social Security benefit (the “Annual Benefit”). The Annual Benefit is to be reduced, however, by the annual annuity equivalent of the value of all funds, including earnings, in the Company funded portion of Mr. Schmitt’s Capital Accumulation Plan account as of the date of his retirement (the “Annuity Equivalent”) and, if Mr. Schmitt separates from service prior to age 65, reduced further by multiplying the Annual Benefit by the percentage (referred to under the Plan as the “Early Retirement Reduction Factor” and set forth below in the following table) depending on Mr. Schmitt’s age at the time of his separation from service.

Age at Separation from Service	Percentage of Annual Benefit
55	48.81%
56	52.06%
57	55.59%
58	59.45%
59	63.68%
60	68.32%
61	73.43%
62	79.06%
63	85.31%
64	92.26%
As of January 31, 2006, the Company funded balance in Mr. Schmitt’s account under the Capital Accumulation Plan was $97,962. To the extent the Annual Benefit is not satisfied by the Annuity Equivalent, payments will be made out of the general funds of the Company.
     Mr. Schmitt is entitled to a disability benefit determined in the same manner as the Annual Benefit as of the date of termination of his service resulting from total and permanent disability (the “Disability Benefit”). The Disability Benefit will also be reduced by the Annuity Equivalent but is not subject to the Early Retirement Reduction Factor. Mr. Schmitt is deemed to have become “Disabled” if he (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under a Company-sponsored accident and health plan.
     Mr. Schmitt’s surviving spouse, if any, will be entitled to receive a death benefit (the “Death Benefit”) upon Mr. Schmitt’s death which will be equal to the Annual Benefit his surviving spouse would have received if (i) he had retired at the date of his death and had received an Annual Benefit in the form of a monthly joint and survivor benefit and (ii) he subsequently died. The Death Benefit will be reduced by the Annuity Equivalent.

Certain Change-In-Control Agreements
     Mr. Schmitt will be entitled to a lump-sum payment equal to 24 month’s salary in the event of a change in control. In addition, all of the executive officers who have been granted stock options have a “change in control” provision in their respective Incentive Stock Option Agreements (“ISO Agreements”) issued in accordance with the terms of the Company’s 1992 Stock Option Plan (the “1992 Option Plan”), the Company’s 1996 Option Plan and the Company’s 2002 Option Plan. See “Stock Option Plans—Report of Compensation Committee on Executive Compensation.” Under the terms of the ISO Agreements, the options vest at the rate of either 20% or 25% per year beginning on the first day following the first anniversary of the option grant date. In the event of a change in control, however, the options become 100% vested.
     Under the terms of the ISO Agreements of the executive officers executed during or after fiscal 1999, a “change in control” is deemed to occur if: (i) less than a majority of the directors are persons who were either nominated or selected by the Board of Directors; (ii) any person, except for certain interested parties, acquires 35% or more of the voting power of the Company’s outstanding securities; or (iii) there is a substantial change in the Company’s business structure through merger, sale of assets or other event. No ISO Agreements were entered into during fiscal 1998. Under the terms of the ISO Agreements of the executive officers executed in fiscal 1997, a “change in control” is deemed to occur if, during any 24-month period, individuals who at the beginning of such period constituted the Company’s Board of Directors or whose nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors who either were directors at the beginning of such period or whose election or nomination was previously so approved cease for any reason to constitute a majority of the Board of Directors of the Company. A “change in control” will not be deemed to have occurred, however, if such a change in the composition of the Board of Directors occurs in connection with any public offering by the Company, KKR or their affiliates.
Report of Compensation Committee on Executive Compensation
     The Company’s executive compensation program currently is administered by the Compensation Committee of the Board of Directors which is currently comprised of Messrs. Helfet, Brown, Lichtenstein and Obus.
     It is the Compensation Committee’s duty to review the compensation levels of management, evaluate performance of management and consider management succession and related matters. The Company’s incentive plans, including the Company’s Amended and Restated 2002 Option Plan, the Company’s 1996 Option Plan (collectively, the “Option Plans”) and the Company’s Executive Incentive Compensation Plan (“Incentive Plan”), are administered by the Board of Directors with respect to grants made to officers and directors of the Company. Furthermore, any award made to Mr. Jeff Reynolds under the Reynolds Bonus Plan is also approved by the Compensation Committee.
     Compensation Policy. The Company’s overall compensation policy is designed to attract, retain and motivate qualified individuals who are expected to contribute to the Company’s long-term growth and success. The Company has adopted an annual incentive compensation program which is designed to reinforce its strategic long and short term goals and to provide executive officers with the opportunity to receive greater compensation in those years in which the Company achieves or exceeds its financial goals. In addition, the Company’s Option Plans are designed to promote a mutuality of interest between executive officers and stockholders through stock purchases and options allowing the executive officers and stockholders to share in the risks and rewards associated with stock ownership.
     Compensation Components. The Company’s executive compensation program is reviewed periodically to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company and the individual executive officer. The principal components of the Company’s executive compensation package are salary, annual incentive compensation and stock options.
     Base Salary. Base pay levels largely are determined through an assessment of the executive officer’s performance during the relevant period based upon objective and subjective criteria and, to a lesser extent, through an informal comparison with similarly sized public companies engaged primarily in related industries. The Company does not know of any direct competitors which are public companies. Accordingly, the Compensation Committee has had to look at companies outside of its industry to identify companies for which a comparison of pay levels would be deemed by the committee to be relevant. These companies are not necessarily the same companies which comprise the index of companies with similar market capitalizations utilized for purposes of Company shareholder returns in the performance graph included elsewhere in this Proxy Statement. Actual salaries are based upon subjective assessments of individual factors such as the responsibilities of the position and the skill, knowledge and experience of each individual executive officer. Each executive officer’s individual performance is considered from the previous year and takes into account an assessment of the executive officer’s growth and effectiveness in the performance of his duties.
     Incentive Compensation. Under the Company’s Incentive Plan, bonuses are paid based on the officer’s performance and the performance of the entire Company. The Incentive Plan is administered by the Board of Directors. The target bonus is 50% of base salary in the case of Mr. Schmitt and, in the case of the remaining executive officers who participate in the Incentive Plan, 37.5% of base salary, subject to adjustment up or down by one-third in the case of extraordinary circumstances. The Company’s performance for purposes of incentive compensation decisions is measured against objectives established for the Incentive Plan at the beginning of the fiscal year by the Board of Directors. The maximum bonus payable is 100% of salary, and no bonus is payable if the Company does not attain at least 80% of the established objectives. For fiscal 2006, the main objective established by the Board in order for the chief executive officer, the chief financial officer and the general counsel to qualify for payment of incentive compensation was based on return on net assets and net income. The main objective established by the Board in order for the division presidents who are also officers to qualify for payment of incentive compensation was based on return on assets of their respective division and income before interest and taxes. Mr. Kinley and Mr. Reynolds do not participate in the Incentive Plan. As explained previously under the section titled “Incentive Compensation Plan” above, Mr. Kinley and Mr. Reynolds participate in different incentive plans.
     Stock Option Plans. Under the Company’s Option Plans, the directors of the Company, each Named Executive Officer and certain other key employees are eligible to receive options to purchase shares of the Company’s common stock. For specific information on director compensation see the section titled “Compensation of Directors” above. The Option Plans are administered by the Board of Directors. Under the Option Plans, the Board was originally authorized from time to time to grant to executive officers and other employees of the Company options to purchase up to an aggregate of 2,500,000 shares (as amended) of the common stock at a price fixed by the Board. In 2005, the Board authorized and issued the remaining options. Accordingly, no additional shares remain available for future issuance under such Option Plans. Options issued under the Option Plans were either incentive stock options or non-qualified stock options. The exercise price for incentive stock options cannot be less than the fair market value of the Company’s common stock on the date of grant while the price for non-qualified options may be set at any price. Individual grant sizes were determined after considering the Company’s performance and the competitiveness of the Named Executive Officer’s long-term compensation package. The Board also took into account the number of shares of the Company’s common stock and stock options held by or previously granted to each Named Executive Officer. The grant of stock options is intended to strengthen the linkage between executive compensation and stockholder return.
     No options granted under the Option Plans are exercisable more than ten years after the date of grant. All options granted under the Option Plans are evidenced by and subject to option agreements entered into by the Company and the individual receiving the options.
     Discussion of 2005 Compensation for the Chief Executive Officer. The Board of Directors believed Mr. Schmitt’s performance during fiscal 2006 was satisfactory and determined that Mr. Schmitt’s current compensation and benefit levels were adequate. As a result, Mr. Schmitt did not receive a raise or any additional option grants during fiscal 2006.
     Mr. Schmitt is a participant under the Incentive Plan. The Company met the performance criteria established by the Board under the Incentive Plan for fiscal 2006. As a result, Mr. Schmitt received an incentive compensation award for fiscal 2006 in the amount of $200,000, which was authorized pursuant to a Special Board Meeting of the Board of Directors held on April 13, 2006. At such board meeting, Mr. Schmitt's bonus was approved by six of eight members present.
     Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of annual compensation that may be deducted by the Company in any year with respect to the Company’s Chief Executive Officer and its other four most highly compensated executive officers. Certain performance-based compensation approved by stockholders is not subject to this deduction limitation, and is, therefore, deductible.
     The Company intends to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent, and, therefore, the Committee and/or the Board may from time to time, in circumstances it deems appropriate, award compensation in addition to these option grants and bonus payments that may not be deductible.
Compensation Committee of the Board of Directors

Anthony B. Helfet (Chairman)	David A.B. Brown
Warren G. Lichtenstein	Nelson Obus
THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.
REPORT OF THE AUDIT COMMITTEE
     The Audit Committee of the Board of Directors is composed of independent directors as required by and in compliance with the listing standards of the Nasdaq National Market. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the Amended and Restated Charter of the Audit Committee was last filed as an appendix to the Company’s proxy statement for the fiscal year ended January 31, 2005.
     The functions of the Audit Committee are set forth in its charter. One of the Audit Committee’s principle functions is overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.
     The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended January 31, 2006, with management and the independent registered accounting firm. The Audit Committee has discussed with the independent registered accounting firm the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (United States), including those matters set forth in Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees). The independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by Rule 3600T of the Public Company Accounting Oversight Board, which adopted on an interim basis Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of information technology and other non-audit services to the Company is compatible with maintaining the registered public accounting firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.
     Based on the reports and discussions described above, the Audit Committee has approved the inclusion of the Company’s audited financial statements and Management’s Report on Internal Control Over Financial Reporting in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006, which will be filed with the Securities and Exchange Commission.
     Respectfully submitted on April 13, 2006, by the members of the Audit Committee of the Board of Directors:

Donald K. Miller (Chairman)	J. Samuel Butler
Anthony B. Helfet	Nelson Obus
Equity Compensation Plan Information
     The following table provides information as of January 31, 2006, with respect to shares of the Company’s common stock that have been authorized for issuance under the existing equity compensation plans, including the Company’s 2002 Option Plan and 1996 Option Plan.

     The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans that are no longer in effect. Footnote 5 to the table sets forth the total number of shares of the Company’s common stock issuable upon the exercise of options under expired plans as of January 31, 2006, and the weighted average exercise price of those options. No additional options may be granted under such plans.

				Number of securities
				remaining available for
	Number of securities			future issuance under
	to be issued upon		Weighted-average	equity compensation
	exercise of outstanding		exercise price of	plans (excluding
	options, warrants and		outstanding options,	securities reflected in
Plan Category	rights		warrants and rights	column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	991,843	(1)	$18.42	0	(2)
Equity compensation plans not approved by security holders (3)	0		N/A	(4)

Total	991,843	(5)		0

(1)	Shares issuable pursuant to outstanding options under the 2002 Option Plan and the 1996 Option Plan.

(2)	Represents shares of Company common stock which may be issued pursuant to future awards under the 2002 Option Plan and the 1996 Option Plan.

(3)	The equity compensation plans not approved by security holders include the Company’s Executive Incentive Compensation Plan (the “Executive IC Plan”), the District Incentive Compensation Plan (the “District IC Plan”), and the Corporate Staff Incentive Compensation Plan (the “Corporate IC Plan”).

(4)	The number of shares issuable pursuant to equity compensation plans not approved by security holders is not presently determinable, as explained below under “Equity Compensation Plans not Approved by Security Holders.”

(5)	The table does not include information for equity compensation plans that have expired. The Company’s 1992 Option Plan expired in May 2002. As of January 31, 2006, a total of 124,875 shares of Company common stock were issuable upon the exercise of outstanding options under the expired 1992 Option Plan. The weighted average exercise price of those options is $12.26 per share. No additional options may be granted under the 1992 Option Plan.
Equity Compensation Plans not Approved by Security Holders
     The Executive IC Plan, the District IC Plan, and the Corporate IC Plan (collectively, the “IC Plans”) have each been adopted by the Board of Directors of the Company. The Executive IC Plan and the Corporate IC Plan are each incentive compensation plans that provide for an annual bonus equal to a certain percentage of a participant’s base salary to be paid to the participants upon the attainment of certain financial and other goals, which are adopted and approved by the Board of Directors for each fiscal year. The District IC Plan provides for a bonus pool for each district which is divided among the participants at a district as determined by the manager of that district. The size of the bonus pool is determined based on the attainment of certain financial and other goals. The IC Plans differ in the eligible participants, the calculation of the annual bonuses, the goals, and the percentages of a participant’s salary paid as an award. No shares of Company common stock have been authorized for future issuance under the IC Plans and no options, warrants or rights may be granted under the IC Plans. The IC Plans each provide that all or part of an employee’s incentive compensation under the IC Plans may, at the discretion of the Board of Directors, be paid in either cash or shares of the Company’s common stock, which may be either restricted or unrestricted and may consist of authorized but unissued shares of common stock or shares of common stock reacquired by the Company on the open market. Prior to the payment of any incentive compensation under the IC Plans in the form of shares of the Company’s common stock, the Board of Directors must authorize the issuance of such shares.
Company Performance
     The following performance graph shows a comparison of cumulative total returns for the Company, the NASDAQ Market Value index and an index of companies selected by the Company having market capitalization similar to that of the Company (the “SMC Group”) for the period from January 31, 2001, through January 31, 2006.
Comparison of Five Year Cumulative Total Returns
Among Layne Christensen Company, The NASDAQ Stock Market (U.S.) Index and a Peer Group
     The cumulative total returns on investment for the Company, the NASDAQ Market Value index and an index of the SMC Group are based on the stock price or index at January 31, 2001. The performance graph assumes that the value of an investment in the Company’s common stock and each index was $100 at January 31, 2001, and that all dividends were reinvested. The information presented in the performance graph is historical in nature and is not necessarily indicative of future performance.
     The comparison of cumulative total returns presented in the above graph was plotted using the following index values and common stock price value:

	1/31/01	1/31/02	1/31/03	1/31/04	1/31/05	1/31/06
Layne Christensen Company	$100.00	$160.00	$182.40	$266.88	$394.67	$643.20
NASDAQ Market Value	$100.00	$66.72	$47.81	$74.68	$77.10	$93.03
SMC Group	$100.00	$112.05	$93.45	$181.26	$155.08	$194.19
Source: Research Data Group, Inc.
     The performance graph compares the performance of the Company with that of the NASDAQ Market Value index and an index of the SMC Group. The Company is not aware of any line-of-business index in which its common stock is included and was not able to reasonably identify a peer group of issuers on an industry, line-of-business or other basis. The Company believes that it is one of the largest water well drilling, well repair and maintenance and mineral exploration drilling companies in the United States. The Company’s competitors primarily are local and regional firms and the Company is not aware of any other publicly held company principally engaged in the Company’s line-of-business. Accordingly, in order to provide a more meaningful comparison of cumulative total returns for the Company in the above performance graph, the Company used an index of the SMC Group, which group is comprised of companies having market capitalization similar to that of the Company. Companies in the index of the SMC Group are Cadiz, Inc., Calgon Carbon Corporation, Coeur d’ Alene Mines, Hecla Mining Company, Perini Corporation and Waterlink, Inc.

OWNERSHIP OF LAYNE CHRISTENSEN COMMON STOCK
     The following table sets forth certain information as of February 28, 2006, except as otherwise provided, regarding the beneficial ownership of Layne Christensen common stock by each person known to the Board of Directors to own beneficially 5% or more of the Company’s common stock, by each director or nominee for director of the Company, by each Named Executive Officer, and by all directors and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more stockholders, as the case may be.

	Amount and
	Nature of		Percentage of
	Beneficial		Shares
Name	Ownership (1)		Outstanding (1)
Warren G. Lichtenstein (2)	1,423,447		9.3%
Steel Partners II, L.P. (3)	1,416,447		9.3%
Wells Fargo & Company (4)	1,383,708		9.1%
Van Den Berg Management Inc. (5)	1,166,818		7.7%
Nelson Obus (6)	807,044		5.3%
Jeffrey J. Reynolds (7)	804,779		5.3%
Wynnefield Partners Small Cap Value Funds (8)	800,044		5.3%
Jerry Reynolds (9)	782,989		5.1%
Andrew B. Schmitt	272,000	(10)	1.8%
Jerry W. Fanska	88,250	(10)	*
Eric R. Despain	73,493	(10)	*
Colin B. Kinley	7,476	(10)	*
Steven F. Crooke	5,000	(10)	*
Donald K. Miller	47,584	(11)	*
Robert J. Dineen	29,100	(11)	*
J. Samuel Butler	7,000	(11)	*
Anthony B. Helfet	7,000	(11)	*
David A. B. Brown	7,000	(11)	*
All directors and executive officers as a group (13 persons)	3,579,173	(12)	23.1%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes shares of common stock issuable pursuant to the exercise of stock options exercisable within 60 days of February 28, 2006. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 15,233,472 shares of common stock outstanding plus 559,749 options exercisable within 60 days of February 28, 2006, where said options are considered deemed shares attributed to a given beneficial owner.

(2)	Steel Partners II, L.P. (“Steel Partners II”) owns 1,416,447 of the reported shares. Mr. Lichtenstein is Chairman of the Board, Chief Executive Officer and Secretary of the general partner of Steel Partners II. Mr. Lichtenstein disclaims beneficial ownership of the shares owned by Steel Partners II, except to the extent of his pecuniary interest therein. Also includes options for the purchase of 7,000 shares of the Company’s common stock exercisable within 60 days of February 28, 2006, granted to Mr. Lichtenstein.

(3)	The ownership reported is based on Amendment No. 8 to the Schedule 13D of Steel Partners II, L.P. (“Steel Partners II”), Steel Partners, L.L.C. (“Partners LLC”), and Warren G. Lichtenstein filed with the Securities and Exchange Commission on February 7, 2006. According to the Schedule 13D, as of February 6, 2006, Steel Partners II beneficially owned 1,416,447 shares, constituting approximately 9.3% of the shares outstanding. As the general partner of Steel Partners II, Partners LLC may be deemed to beneficially own the 1,416,447 shares owned by Steel Partners II. As the sole executive officer and managing member of Partners LLC, which in turn is the general partner of Steel Partners II, Mr. Lichtenstein may be deemed to beneficially own the 1,416,447 shares owned by Steel Partners II. Mr. Lichtenstein has sole voting and dispositive power with respect to the 1,416,447 shares owned by Steel Partners II by virtue of his authority to vote and dispose of such shares. The business address of Steel Partners II, Partners LLC and Mr. Lichtenstein is 590 Madison Avenue, 32nd Floor, New York, New York 10022.

(4)	The ownership reported is based on the most recent Schedule 13G filed with the Securities and Exchange Commission on February 10, 2006, of Wells Fargo & Company (“Wells Fargo”) and its subsidiaries, Wells Capital Management Incorporated (“Wells Capital”) and Wells Fargo Funds Management, LLC (“WFFM”), both of which are registered investment advisors. The principal business address of Wells Fargo is 420 Montgomery Street, San Francisco, California 94104, and the principal business address of both Wells Capital and WFFM is 525 Market Street, San Francisco, California 94105.

(5)	The ownership reported is based upon the most recent Schedule 13G of Van Den Berg Management Inc. (“Van Den Berg”) filed with the Securities and Exchange Commission on January 10, 2006. The Schedule 13G reports that as of January 9, 2006, Van Den Berg beneficially owned 1,166,818 shares of the Company’s common stock. The business address for Van Den Berg is 805 Las Cimas Parkway, Suite 430, Austin, Texas 78746.

(6)	Mr. Obus is president of Wynnefield Capital, Inc. and a managing member of Wynnefield Capital Management, LLC. Both companies have indirect beneficial ownership in securities held in the name of Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Channel Partnership II, L.P. and the Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan, which, combined, own 800,044 of the indicated shares. Also includes options for the purchase of 7,000 shares of the Company’s common stock exercisable within 60 days of February 28, 2006, granted to Mr. Obus.

(7)	The ownership reported is based upon the most recent Schedule 13G of Jeffrey Reynolds filed with the Securities and Exchange Commission on October 11, 2005. The Schedule 13G reports that as of September 28, 2005, Mr. Jeff Reynolds owned 684,062 shares of the Company’s common stock. The number reported in this Proxy Statement also includes 120,717 shares of the Company’s common stock that are currently being held in escrow and are subject to forfeiture during the two-year period following the merger of Reynolds, Inc. into a subsidiary of the Company to satisfy claims arising as a result of a breach of any of the representations, warranties or covenants of the Reynolds’ shareholders in the merger agreement. Mr. Reynolds does not have dispositive power with respect to such shares, but he does have the power to vote such shares. The address for Mr. Reynolds is 865 Burton Cemetery Road, Mitchell, Indiana 47446.

(8)	The ownership reported is based upon Amendment No. 3 to the Schedule 13D of Wynnefield Partners Small Cap Value, L.P. (“Partners”), Wynnefield Partners Small Cap Value, L.P. I (“Partners I”), Wynnefield Small Cap Value Offshore Fund, Ltd. (“Offshore Fund”), Channel Partnership II, L.P. (“Channel”), Wynnefield Capital Management, LLC (“WCM”), Wynnefield Capital, Inc. (“WCI”), Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan (the “Profit Sharing Plan”), Nelson Obus (“Obus”) and Joshua Landes (“Landes”) filed with the Securities and Exchange Commission on April 5, 2004, together with a Form 4 filed by Mr. Obus on September 19, 2005. Partners, Partners I, the Offshore Fund, Channel, WCM, WCI, the Profit Sharing Plan, Obus and Landes are collectively referred to herein as the “Wynnefield Partners Small Cap Value Funds.” The Form 4 reports that as of September 15, 2005, Partners beneficially owned 230,658 shares of the Company’s common stock, Partners I beneficially owned 286,406 shares of the Company’s common stock, the Offshore Fund beneficially owned 272,700 shares of the Company’s common stock, WCM holds an indirect beneficial interest in the 517,064 shares held by Partners and Partners I, Channel beneficially owned 280 shares of the Company’s common stock and the Profit Sharing Plan beneficially owned 10,000 shares of the Company’s common stock, for a total of 800,044 shares. WCI holds an indirect beneficial interest in the 272,700 shares held by the Offshore Fund and Obus and Landes, as a result of their various positions with the Wynnefield Partners Small Cap Value Funds, hold an indirect beneficial interest in the 800,044 and 789,764 shares, respectively, held by the various entities within the Wynnefield Partners Small Cap Value Funds. The business address for the Wynnefield Partners Small Cap Value Funds is 450 Seventh Avenue, Suite 509, New York, New York 10123.

(9)	The ownership reported is based upon the most recent Schedule 13G of Jerry Reynolds filed with the Securities and Exchange Commission on October 11, 2005. The Schedule 13G reports that as of September 28, 2005, Mr. Jerry Reynolds owned 665,541 shares of the Company’s common stock. The number reported in this Proxy Statement also includes 117,448 shares of the Company’s common stock that are currently being held in escrow and are subject to forfeiture during the two-year period following the merger of Reynolds, Inc. into a subsidiary of the Company to satisfy claims arising as a result of a breach of any of the representations, warranties or covenants of the Reynolds’ shareholders in the merger agreement. Mr. Reynolds does not have dispositive power with respect to such shares, but he does have the power to vote such shares. The address for Mr. Reynolds is 3661 North County Road 925 West, West Baden, Indiana 47469.

(10)	Includes options for the purchase of 148,750 shares, 72,250 shares, 5,000 shares, 3,750 shares and 5,000 shares of the Company’s common stock exercisable within 60 days of February 28, 2006, granted to Messrs. Schmitt, Fanska, Despain, Kinley and Crooke, respectively. Also includes 3,726 shares held by Mr. Kinley indirectly through his wife.

(11)	Includes options for the purchase of 7,000 shares of the Company’s common stock exercisable within 60 days of February 28, 2006, granted to each of Messrs. Miller, Dineen, Butler and Helfet and 9,000 shares of the Company’s common stock exercisable within 60 days of February 28, 2006, granted to Mr. Brown.

(12)	Includes options for the purchase of 282,000 shares of the Company’s common stock exercisable within 60 days of February 28, 2006, granted to all directors and executive officers of the Company as a group.
ITEM 2
APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN
     On April 24, 2006, the Board of Directors unanimously adopted the Layne Christensen Company 2006 Equity Incentive Plan (the “Plan”), subject to stockholders’ approval at the Annual Meeting. The aggregate number of shares of the Company’s common stock, $0.01 par value, that may be issued pursuant to awards granted under the Plan is limited to 600,000 shares, subject to increase or decrease in the event of any change in the Company’s capital structure. A copy of the Plan is attached as Appendix A to this Proxy Statement.
     The Company believes that equity compensation aligns the interests of management and employees with the interests of other stockholders. In the past, the Company has awarded stock options to certain of its employees through the 1996 District Stock Option Plan and the 2002 Stock Option Plan. However, the Company no longer has any options available for issuance under such plans. Therefore, a new equity incentive plan is being proposed for stockholder approval so that the Company can continue to grant equity compensation to its employees whose judgment, initiative and efforts are or will be important to the successful conduct of its business.
     The approval of the Plan requires approval by a majority of the votes cast at the Annual Meeting.
     The Board of Directors recommends that you vote for the approval of the Plan.
     The following summary of the Plan is qualified in its entirely by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement.
General
     The objectives of the Plan are to encourage the Company’s employees and the employees of its affiliates to acquire a proprietary and vested interest in the Company’s growth and performance and to assist the Company in attracting and retaining employees and non-employee directors by providing them with the opportunity to participate in the Company’s success and profitability.
     The Plan provides for grants of incentive stock options (“ISOs”), which are entitled to special tax treatment under Section 422 of the Internal Revenue Code (the “Code”), and non-qualified stock options (“NQSOs”), which are not entitled to such special tax treatment. The Plan also provides for grants of stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units.
     The Plan is not subject to any provisions of the Employee Retirement Security Act of 1974.
Administration
     The Board of Directors will administer the Plan. The Board is permitted, however, to delegate its discretionary authority over the Plan to a committee of the Board (the “Committee”), which shall consist at least two

(2) directors, each of whom is a “non-employee director” (within the meaning of Rule 16b-3(b)(3) under the Securities Act of 1934) and an “outside director” (within the meaning of Code Section 162(m)). Members of the Committee may be removed at the discretion of the Board.
     The Committee is authorized to interpret the Plan and to adopt rules from time to time to carry out the Plan. The Committee also has the authority to (i) select the participants to whom awards will be granted, (ii) determine the types of awards to be granted and the number of shares covered by each award, (iii) set the terms and conditions of the awards, and (iv) determine the circumstances under which awards may be canceled, forfeited or suspended. The Committee may also modify and amend the Plan and appoint agents for the proper administration of the Plan.
Shares Reserved for Awards
     The aggregate number of shares of the Company’s common stock, $0.01 par value, that may be issued pursuant to the Plan is limited to 600,000 shares. This represents approximately 3.9% of the Company’s common shares outstanding as of March 31, 2006. The shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares, and to the extent any award under the Plan is exercised, terminates, expires or is forfeited without payment being made in the form of common shares, the shares subject to such award that were not so paid will again be available for distribution under the Plan. In addition, any shares used for full or partial payment of the purchase price of shares with respect to which a stock option is exercised and any shares the Company withholds for the purpose of satisfying any tax withholding obligation (other than with respect to ISOs) will automatically become available under the Plan and not count against the authorized limit.
     The number of shares authorized for awards is subject to adjustment due to changes resulting from payments of stock dividends or other distributions, stock splits, subdivisions, consolidations, combinations, reclassifications, recapitalizations and other corporate transactions as the Committee determines to require an equitable adjustment.
Eligibility and Limits on Awards
     Any non-employee director or key employee of the Company or an affiliate of the Company will be eligible to receive awards under the Plan if the Plan is approved by the Company’s stockholders. As of March 31, 2006, there were eight executive officers, seven non-employee directors and approximately 200 employees other than executive officers who are eligible to receive awards. No determination has been made as to which of the Company’s employees or non-employee directors will receive grants under the Plan; therefore, the benefits to be allocated to any individual or to any group are not presently determinable.
     The Plan places limits on the maximum amount of shares with respect to awards that may be granted in any one taxable year. Participants may not receive awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or performance units that cover in the aggregate more than 600,000 shares in any one taxable year.
     ISOs will not be granted to non-employee directors or to any employee who, at the time the ISO is granted, owns (directly or indirectly by application of the rules in Code Section 424(d)) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates. This ownership limitation does not apply if at the time the ISO is granted (i) the option price is at least 110% of the fair market value of the stock subject to such ISO, and (ii) such ISO will expire no later than five years from the date on which it is granted.
     In addition, the aggregate fair market value (as of the grant date) of common stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year (under the Plan or under any other plan of the Company or its affiliates which qualifies as an incentive stock option plan under Code Section 422) may not exceed $100,000. To the extent such fair market value exceeds $100,000 during any calendar year, amounts in excess of $100,000 are treated as NQSOs.
General Terms of Awards
     Each award granted to a participant under the Plan shall be evidenced by an award agreement entered by the participant and the Company. The award agreement shall specify the terms and conditions of the award, including the number of shares subject to the award, the form of consideration payable upon exercise of the award, if applicable, the effect on the award of a termination of employment, and all other matters.

     The Committee will also set the vesting conditions of awards, except that, unless otherwise agreed to in agreements between the Company and the participants, in the event that there is a change in control (as defined in the Plan), each award will, without regard to any vesting schedule, restriction or performance target, automatically become fully exercisable, fully vested or fully payable, as the case may be, as of the date of such change in control.
     Awards granted under the Plan are not generally assignable or transferable by the participant except in the event of the participant’s death or incapacity. The Committee may permit awards to be transferred to, exercised by and paid to certain persons or entities related to a participant, including members of the participant’s immediate family, charitable institutions, or trusts whose beneficiaries are members of the participant’s immediate family or charitable institutions. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration). Notwithstanding the foregoing, ISOs are only transferable to the extent permitted in Code Section 422.
Stock Options
     A participant may be granted one or more stock options, which will be designated as either ISOs or NQSOs. As noted above, if the aggregate fair market value of the ISO shares exceeds $100,000 or the maximum limitation in effect at the time of the grant under Section 422(d) of the Code, such stock options in excess of such limit will be treated as NQSOs.
     Each option award agreement will state the option exercise price, which will be determined in each case by the Committee, but in no event shall the price be less than the fair market value of the Company’s stock on the option’s grant date. However, the option exercise price for each share covered by an ISO must be at least 110% of the fair market value of the stock on the grant date if the participant owns more than 10% of the total combined voting power of all classes of the Company’s stock or the stock of any of its subsidiaries.
     Each option award agreement will state the period of time within which the option may be exercised and the periods of time, if any, when incremental portions of each option will become exercisable. No stock option may be exercised more than ten years after the date of the grant. If a participant owns more than 10% of the total voting power of all classes of the Company’s stock, the option period of an ISO must expire not more than five years after the option’s grant date.
Stock Appreciation Rights
     Stock appreciation rights (“SARs”) may be granted to a participant at any time and in any number as determined by the Committee in its sole discretion. SARs may be granted either singly (freestanding SARs) or in combination with an option (tandem SARs). SARs entitle the holder upon exercise to receive an amount equal in value to the excess of the fair market value of the shares covered by such right over the grant price. Payment upon a SAR exercise may be in whole shares of equivalent value, cash or a combination of shares and cash.
     Each SAR granted under the Plan will be evidenced by a SAR award agreement entered into between the Company and the participant. The SAR award agreement will specify the exercise price per share, the terms of the SAR, the conditions of the exercise and such other terms and conditions as determined by the Committee.
Restricted Stock and Restricted Stock Units
     Awards of restricted stock and restricted stock units may be granted to participants under the Plan. The participant’s right to retain shares of restricted stock or be paid with respect to restricted stock units is subject to such restrictions, including but not limited to, the participant continuing to perform services for the Company or an affiliate of the Company for a restriction period specified by the Committee or the attainment of specified performance goals and objectives established by the Committee. Restricted stock units may be granted in connection with or separate from a grant of restricted stock. Upon the vesting of restricted stock units, the holder will be entitled to receive the full value of the restricted stock units payable in either shares or cash.
     With respect to shares of restricted stock, participants will have all voting, dividend, liquidation and other rights; provided, however, that any dividends paid on shares of restricted stock prior to such shares becoming vested will be held in escrow.

Performance Shares and Performance Units
     Awards of performance shares and performance units may be granted under the Plan. Such awards will be earned only if performance targets established by the Committee relating to corporate, group, unit or individual performance over performance cycles are met. Such targets may be in terms of (i) specified levels of earnings per share from continuing operations, (ii) operating income, (iii) revenues, (iv) gross margin, (v) return on operating assets, (vi) return on equity, (vii) economic value added, (viii) stock price appreciation, (ix) total stockholder return, (x) net income, (xi) debt reduction, (xii) cost control, or (xiii) such other measures. Multiple performance targets may be used.
     Achievement of the maximum performance target entitles the holder to payment at the full maximum amount specified with respect to the award; however, the Committee may establish an upper limit on the amount payable. Following the conclusion of each performance period, the Committee will determine to what extent the performance targets have been attained, what payment, if any, is due with respect to an award and whether such payment will be made in cash, stock or a combination of cash and stock.
Federal Income Tax Consequences
     Based on current provisions of the Code and the existing regulations thereunder, the anticipated U.S. federal income tax consequences of awards granted under the Plan are as described below. The following discussion is not intended to be a complete discussion of applicable law and is based on the U.S. federal income tax laws as in effect on the date hereof. State tax consequences may in some cases differ from those described below.
     Incentive Stock Options. ISOs are defined by Section 422 of the Code. A participant who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. Upon the exercise of an ISO, the difference between the fair market value of the shares received and the option price is, however, a tax preference item potentially subject to the alternative minimum tax.
     Upon disposition of shares acquired from the exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the participant disposes of the shares within two years of the date of grant or within one year of the date of the transfer of the shares to the participant (a “Disqualifying Disposition”), then the participant will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (a) the amount of gain realized on the disposition, or (b) the difference between the fair market value of the shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period of time the shares have been held.
     The Company is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of shares acquired pursuant to the exercise of an ISO, except to the extent that the participant recognizes ordinary income in a Disqualifying Disposition. For alternative minimum taxable income purposes, on the later sale or other disposition of the shares, generally only the difference between the fair market value of the shares on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.
     If a participant pays the exercise price, in whole or in part, with previously acquired shares, the exchange should not affect the ISO tax treatment of the exercise. Upon the exchange, and except as otherwise described herein, no gain or loss is recognized by the participant upon delivering previously acquired shares to the Company as payment of the exercise price. The shares received by the participant, equal in number to the previously acquired shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The participant, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Shares received by the participant in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares are transferred to the participant upon exercise of the ISO. If the exercise of any ISO is effected using shares previously acquired through the exercise of an ISO, the exchange of the previously acquired shares will be considered a disposition of the shares for the purpose of determining whether a Disqualifying Disposition has occurred.
     Nonqualified Stock Options. A participant receiving a NQSO does not recognize taxable income on the date of grant of the NQSO, provided that the NQSO does not have a readily ascertainable fair market value at the time it is granted. In general, the participant must recognize ordinary income at the time of exercise of the NQSO in the amount of the difference between the fair market value of the shares on the date of exercise and the option price. The ordinary income recognized will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by a participant will be deductible by the Company in the year that the participant recognizes the income if the Company complies with the applicable withholding requirements.
     Shares acquired upon the exercise of a NQSO will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the participant will recognize long-term capital gain or loss if the participant has held the shares for more than one year prior to disposition, or short-term capital gain or loss if the participant has held the shares for one year or less.
     If a participant pays the exercise price, in whole or in part, with previously acquired shares, the participant will recognize ordinary income in the amount by which the fair market value of the shares received exceeds the exercise price. The participant will not recognize gain or loss upon delivering the previously acquired shares to the Company. Shares received by a participant, equal in number to the previously acquired common shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. Shares received by a participant in excess of the number of such previously acquired shares will have a basis equal to the fair market value of the additional shares as of the date ordinary income is recognized. The holding period for the additional shares will commence as of the date of exercise or such other relevant date.
     Stock Appreciation Rights. To the extent that the requirements of the Code are met, there are no immediate tax consequences to a participant when a SAR is granted. When a participant exercises the right to the appreciation in fair market value of shares represented by a SAR, payments made in shares are normally includable in the participant’s gross income for regular income tax purposes. The Company will be entitled to deduct the same amount as a business expense in the same year. The includable amount and corresponding deduction each equal the fair market value of the shares payable on the date of exercise.
     Restricted Stock. The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the shares. The participant may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions. Generally, the Company will be entitled to deduct the fair market value of the shares transferred to the participant as a business expense in the year the participant includes the compensation in income.
     Restricted Stock Units. Restricted stock units may be granted under the Plan. Upon vesting of a restricted stock unit, the holder is entitled to receive the full value of the award payable in either shares or cash. Restricted stock unit awards may be granted in connection with or separate from the grant of restricted stock.
     Stock-Based Performance Awards. Any cash payments or the fair market value of any shares or other property a participant receives in connection with other stock-based awards, incentive awards, or as unrestricted payments equivalent to dividends on unfunded awards or on restricted stock are includable in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.
     Deductibility of Awards. Section 162(m) of the Code places a $1,000,000 annual limit on the compensation deductible by the Company or a majority owned subsidiary paid to certain executives. The limit, however, does not apply to “qualified performance-based compensation.” the Company believes that awards of stock options, SARs and certain other “performance-based compensation” awards under the Plan to the executives subject to Code Section 162(m) will qualify for the performance-based compensation exception to the deductibility limit.
Other Information
     If approved by the stockholders, the Plan will be effective June 8, 2006, and will remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan, until all shares subject to it have been purchased or acquired according to the Plan’s provisions. No awards will be issued under the Plan after June 8, 2016, unless the Plan is re-approved by the stockholders. Any awards granted before the Plan is terminated may extend beyond the expiration date.

     The Board may amend the Plan at any time, provided that no such amendment will be made without approval by the stockholders if such approval is required under applicable statutory or regulatory authority, a stock exchange listing requirement or if the Company is advised by its counsel that stockholder approval is otherwise necessary or desirable. No amendment, modification or termination of the Plan may adversely affect the rights of any participant under any then outstanding awards granted under the Plan without the consent of that participant.
ITEM 3
PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION
TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS
Background
     Since 1993, the Board of Directors has been divided or “classified” into three classes, with directors in each class standing for election at every third annual meeting of shareholders. This proposal, if adopted, would eliminate the classification of the Board of Directors.
     In 2005, a stockholder of the Company, Steel Partners II, L.P. (“Steel Partners”), submitted a stockholder proposal at the 2005 Annual Meeting requesting that the directors take the steps necessary to declassify the Board of Directors, provided that such declassification be phased in so that it did not affect the unexpired terms of the previously elected directors. The Board of Directors recommended a vote against Steel Partners’ proposal because it believed that the proposal was not in the best interests of the Company or its stockholders. Nevertheless, Steel Partners’ proposal received support from a majority of the votes cast at the 2005 Annual Meeting.
     Given the stockholder vote in favor of Steel Partners’ proposal at the 2005 Annual Meeting and the Company’s commitment to good corporate governance, the Board of Directors determined that the Nominating & Corporate Governance Committee should further study the advisability of retaining a classified board and report its findings to the full Board of Directors. Earlier this year, after completing its review, the Nominating & Corporate Governance Committee referred the consideration of this proposal to the full Board for its consideration.
     In considering the proposal, the Nominating & Corporate Governance Committee and the Board of Directors considered arguments for maintaining, as well as for eliminating, the classified board structure. Several arguments favor retention of the classified board structure. The overlapping three-year terms of directors promote continuity and stability of management by ensuring that, at any given time, two-thirds of the directors have at least one year’s experience on the Board. This assurance of director experience is important because of the unique demands of managing the Company, including the need to understand the complex nature of the Company’s business and the long-term focus of its development strategy. In addition, the Nominating & Corporate Governance Committee and the Board believe that three-year director terms strengthen director independence by lessening the threat that a director who refuses to act in conformity with the wishes of management (or other directors) will not be re-nominated for office. The classified board structure also reduces the likelihood of an unsolicited and disadvantageous takeover of control of the Company, which might cause the Company’s stockholders to receive less than an adequate price for their stock, because a would-be acquiror cannot replace a majority of the Board at a single annual meeting. Furthermore, because a would-be acquiror cannot easily remove a classified board, the directors on such a board may possess greater bargaining power to obtain the best price from an acquiror and are therefore likely to have more time to search for superior alternatives.
     The Board also considered the views of investors who believe that the classified board structure reduces the accountability of directors to stockholders, because the directors on such a board do not face an annual election. Since director elections are the primary means by which the stockholders can affect corporate management, the classified board structure may diminish stockholder influence over company policy. In addition, the classified board structure may negatively affect stockholder value by discouraging proxy contests in which stockholders have an opportunity to vote for an entire slate of competing nominees. Similar sentiments have been expressed by some of the Company’s institutional stockholders—including Steel Partners.
     After weighing all of these considerations, the Board concluded that there were valid arguments both for and against retaining the classified board structure and that either board structure would be appropriate for the Company. The Board of Directors determined that it was advisable and in the best interests of the Company to allow the stockholders the opportunity to decide which form of board structure the Company should have. Accordingly, the Board has approved the proposal for submission to the stockholders (which is described below) and the adoption of an amendment to the Company’s Restated Certificate of Incorporation (the “Charter”) that would incorporate the proposal. The Board of Directors is making no recommendation as to whether the stockholders should approve the proposal.
If the proposed amendments are approved, the declassified board structure will be phased in as follows:

•	Current directors, including those elected to three-year terms at the Company’s 2006 Annual Meeting, will continue to serve the remainder of their elected terms; and

•	Starting with the 2007 Annual Meeting of stockholders, directors will be elected annually so that by the 2009 Annual Meeting of stockholders, all directors will be elected annually.
Amendment to Restated Certificate of Incorporation
The following is a brief description of the proposed amendment to the Charter:
     Beginning at the 2007 Annual Meeting of stockholders, each class of directors up for election will serve one-year terms.
     Article X of the Charter currently provides that the Board of Directors shall be divided into three classes, with the directors in each class standing for election at every third annual meeting of stockholders. If the Proposal is adopted by the Company’s stockholders, Article X of the Charter will be amended to phase out the current division of the Board of Directors into three classes and to provide instead for the annual election of directors commencing with the class of directors standing for election at the 2007 Annual Meeting. To ensure a smooth transition to the new system, and to permit the current directors (including directors nominated for election at the 2006 Annual Meeting) to serve out the three-year terms to which the stockholders elected them, the amendments will not shorten the term of any director elected at or before the 2006 Annual Meeting. The new procedures would, however, apply to all directors elected after the 2006 Annual Meeting, including any current directors who are re-nominated after their current terms expire. Thus, the current class of directors who were elected at the 2004 Annual Meeting for a three-year term expiring in 2007, would, if re-nominated, stand for election at the 2007 Annual Meeting for one-year terms. At the 2008 Annual Meeting, those directors, together with the class of directors elected at the 2005 Annual Meeting for a three-year term expiring in 2008, would, if re-nominated, stand for election for one-year terms. Beginning with the Annual Meeting in 2009, the classification of the Board would end and all directors would be subject to annual election. Any director appointed by the Board to fill a vacancy would continue to serve the full duration of that term as currently provided in the Charter and Bylaws.
     The Board has set the current number of directors at nine, which the proposal would not change. The Board will, however, retain the authority to change that number and to appoint directors to fill any Board vacancies, including any that result from an increase in the size of the Board; provided, however, that the number of directors may not be more than nine.
     The proposed form of the amendment to the Charter is attached to this Proxy Statement as Appendix B; except that the text of the form may be altered for any changes required by the Secretary of State of the State of Delaware and changes deemed necessary or advisable by the Board, including the insertion of the effective time and effective date. Deletions are indicated by strike-outs and additions are indicated by underlining. If approved, this proposal will become effective upon the filing of a Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware. The Company would make such a filing promptly after approval of the proposal at the Annual Meeting.
Vote Required
     The affirmative vote of 80% of all of the outstanding shares of the Company’s common stock is required for approval of this proposal. If you vote to “abstain” on this proposal, it will have the same effect as if you voted against the proposal. Broker non-votes will also have the same effect as votes against this proposal.
     The Board makes no recommendation as to how stockholders should vote with respect to this proposal. If no instructions are indicated with respect to the proposal to amend the Company’s Restated Certificate of Incorporation, then such shares will be voted in the same proportion that the other shares of the Company’s common stock have been voted on such proposal.

ITEM 4
RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
     The Audit Committee of the Board of Directors has selected the independent registered public accounting firm of Deloitte & Touche LLP to audit the books, records and accounts of the Company for the year ending January 31, 2007. Stockholders will have an opportunity to vote at the Annual Meeting on whether to ratify the Audit Committee’s decision in this regard.
     Deloitte & Touche LLP has served as the Company’s independent auditors since fiscal 1990. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Principal Accounting Fees and Services
     During fiscal 2005 and 2006, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) provided various audit and non-audit services to the Company as follows:
(a)	Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and assessment of internal controls over financial reporting, and review of financial statements included in the Company’s Form 10-Q reports.

Fiscal 2005	Fiscal 2006
$ 2,558,200	$2,237,200
(b)	Audit-Related Fees: Audit-related fees include benefit plan audits and consultation on various matters.

Fiscal 2005	Fiscal 2006
$ 68,100	$97,300
(c)	Tax Fees: Tax fees include income tax consultation, including a study in 2005 and 2006 on the deductibility of certain travel-related costs.

Fiscal 2005	Fiscal 2006
$ 174,000	$278,400
(d)	All Other Fees: All other fees relate to licensing of access to an on-line accounting research facility. The Company did not incur any fees relating to the design and implementation of financial information systems in either fiscal 2005 or fiscal 2006.

Fiscal 2005	Fiscal 2006
$ 0	$1,500
     The Audit Committee of the Board of Directors has considered whether provision of the services described in sections (b), (c) and (d) above is compatible with maintaining the independent accountant’s independence and has determined that such services have not adversely affected Deloitte & Touche’s independence.
     The Audit Committee’s Policy for the Approval of Audit, Audit-Related, Tax and Other Services provided by the Independent Auditor provides for the pre-approval of the scope and estimated fees associated with the current year audit. The policy also requires pre-approval of audit-related, tax and other services specifically described by management on an annual basis and, furthermore, additional services anticipated to exceed the specified pre-approval limits for such services must be separately approved by the Audit Committee. Finally, the policy outlines nine specific restricted services outlined in the SEC’s rule on auditor independence that are not to be performed by the independent auditor. None of the services performed by Deloitte & Touche, as described above, were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.
     All of the services described in sections (b), (c) and (d) above were pre-approved by the Audit Committee.
     Submission of the selection of the independent auditors to the stockholders for ratification will not limit the authority of the Audit Committee to appoint another independent registered public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated. If the stockholders do not ratify the selection of Deloitte & Touche at the Annual Meeting, the Company intends to call a special meeting of stockholders to be held as soon as practicable after the Annual Meeting to ratify the selection of another independent registered public accounting firm as independent auditors for the Company.
     The Board of Directors recommends that you vote for approval of the selection of Deloitte & Touche LLP.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and certain persons who own more than 10% of the Company’s outstanding common stock, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership in Layne Christensen common stock and other equity securities. SEC regulations require directors, executive officers and certain greater than 10% stockholders to furnish Layne Christensen with copies of all Section 16(a) reports they file.
     To the Company’s knowledge, based solely on review of the copies of such reports furnished to Layne Christensen and written representations that no other reports were required, during the fiscal year ended January 31, 2006, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were met, except for Mr. Dineen who underreported a sale by 800 shares due to inaccurate information received from his broker (the original filing was made on January 4, 2005, and was corrected on January 13, 2005), and Mr. Obus who filed a Form 4 that was due on May 25, 2005, on September 14, 2005.
OTHER BUSINESS OF THE MEETING
     The Board of Directors is not aware of, and does not intend to present, any matter for action at the Annual Meeting other than those referred to in this Proxy Statement. If, however, any other matter properly comes before the Annual Meeting or any adjournment, it is intended that the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment.
ANNUAL REPORT
     A copy of the Company’s Annual Report to Stockholders, containing financial statements for the fiscal year ended January 31, 2006, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. Such Annual Report is not to be regarded as proxy solicitation material.
     A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2006 (THE “FORM 10-K”), EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF RECORD AS OF APRIL 24, 2006, UPON WRITTEN REQUEST ADDRESSED TO THE ATTENTION OF THE SECRETARY OF LAYNE CHRISTENSEN COMPANY AT 1900 SHAWNEE MISSION PARKWAY, MISSION WOODS, KANSAS 66205. The Company’s Form 10-K is also available on its website at www.laynechristensen.com. Layne Christensen will provide a copy of any exhibit to the Form 10-K to any such person upon written request and the payment of the Company’s reasonable expenses in furnishing such exhibits.
ADVANCE NOTICE PROCEDURES/
STOCKHOLDER NOMINATION SUBMISSION PROCESS
     Under the Company’s bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the bylaws about the stockholder and the proposed action) not less than 120 or more than 150 days prior to the first anniversary of the preceding year’s annual meeting—that is, with respect to the 2007 annual meeting, between January 9 and February 8, 2007. In addition, any stockholder who wishes to submit to the Board a potential candidate for nomination to the Board must deliver written notice of the nomination within this time period. Such stockholder’s notice shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director:

     (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
     (b) a representation that such stockholder is a holder of record of stock of the Company entitled to vote in the election of directors at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
     (c) the name and address of such stockholder, as it appears on the Company’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;
     (d) the class and number of shares of the Company which are owned beneficially and of record by the nominating stockholder and each nominee proposed by such stockholder;
     (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;
     (f) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to Regulation 14A (17 C.F.R. Section 240.14a-1 et seq.) as then in effect under the Securities Exchange Act of 1934, as amended (“Exchange Act”), had the nominee been nominated, or intended to be nominated, by the Board of Directors; and
     (g) the consent of each nominee to serve as a director of the Company if so elected.
The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director of the Company.
     These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
It is presently anticipated that the 2007 Annual Meeting of Stockholders will be held on June 7, 2007. Stockholder proposals intended for inclusion in the proxy statement for the 2007 Annual Meeting of Stockholders must be received at the Company’s offices, located at 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205, within a reasonable time before the solicitation with respect to the meeting is made, but in no event later than January 8, 2007. Such proposals must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission. Stockholder proposals should be addressed to the attention of the Secretary or Assistant Secretary of Layne Christensen.

By Order of the Board of Directors.

Steven F. Crooke Senior Vice President—General Counsel and Secretary
May __, 2006
Mission Woods, Kansas

Appendix A
LAYNE CHRISTENSEN COMPANY
2006 EQUITY INCENTIVE PLAN
SECTION 1
INTRODUCTION
1.1	Establishment. Layne Christensen Company, a corporation organized and existing under the laws of the state of Delaware (the “Company”), hereby establishes the Layne Christensen Company 2006 Equity Incentive Plan (the “Plan”) for certain employees and non-employee directors of the Company.

1.2	Purpose. The purpose of this Plan is to encourage employees of the Company and its affiliates and subsidiaries to acquire a proprietary and vested interest in the growth and performance of the Company. The Plan is also designed to assist the Company in attracting and retaining employees and non-employee directors by providing them with the opportunity to participate in the success and profitability of the Company.

1.3	Duration. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 14 hereof, until all Shares subject to it shall have been issued, purchased or acquired according to the Plan’s provisions. Unless the Plan shall be reapproved by the stockholders of the Company and the Board renews the continuation of the Plan, no Awards shall be issued pursuant to the Plan after the tenth (10th) anniversary of the Plan’s Effective Date.
SECTION 2
DEFINITIONS
2.1	The following terms shall have the meanings set forth below.
(a)	“1933 Act” means the Securities Act of 1933, as amended. Reference to a specific section of the 1933 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

(b)	“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

(c)	“Affiliate” of the Company means any person, corporation, partnership, association or other business or professional entity that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Company.

(d)	“Award” means a grant made under this Plan in any form which may include but is not limited to Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Stock Appreciation Rights and Performance Units.

(e)	“Award Agreement” means a written agreement or instrument between the Company and a Holder evidencing an Award.

(f)	“Beneficiary” means the person, persons, trust or trusts which have been designated by a Holder in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Holder, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(g)	“Board” means the Board of Directors of the Company.
(i)

(h)	“Cause” means, unless otherwise defined in an Award Agreement,
(i)	Participant’s conviction of, plea of guilty to, or plea of nolo contendere to a felony or other crime that involves fraud or dishonesty,

(ii)	any willful action or omission by a Participant which would constitute grounds for immediate dismissal under the employment policies of the Company by which Participant is employed, including but not limited to intoxication with alcohol or illegal drugs while on the premises of the Company, or violation of sexual harassment laws or the internal sexual harassment policy of the Company by which Participant is employed,

(iii)	Participant’s habitual neglect of duties, including but not limited to repeated absences from work without reasonable excuse, or

(iv)	Participant’s willful and intentional material misconduct in the performance of his duties that results in financial detriment to the Company;
provided, however, that for purposes of clauses (ii), (iii) and (iv), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Participant in good faith to have been in or not opposed to the interest of the Company (without intent of the Participant to gain, directly or indirectly, a profit to which the Participant was not legally entitled). A Participant who agrees to resign from his affiliation with the Company in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of this Plan.

(i)	“Change in Control” means the first to occur of the following events:
(i)	Any Person is or becomes the Beneficial Owner (within the meaning set forth in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of paragraph (iii) of this Section 2.1(i); or

(ii)	The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)	There is consummated a merger or consolidation of the Company with any other corporation, OTHER THAN (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no
(ii)

Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)	The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Company’s common stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the Company’s assets immediately following such transaction or series of transactions.
(j)	“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

(k)	“Committee” means (i) the Board, or (ii) one or more committees of the Board to whom the Board has delegated all or part of its authority under this Plan.

(l)	“Company” means Layne Christensen Company, a Delaware corporation, and any successor thereto.

(m)	“Continuing Director” means any person who was a member of the Board as of the Effective Date, and any person who subsequently becomes a member of such Board if such person’s appointment, election or nomination for election to such Board is recommended or approved by a majority of the then Continuing Directors, unless the Continuing Directors designate such person as not a Continuing Director.

(n)	“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

(o)	“Covered Employee” means an Employee that meets the definition of “covered employee” under Section 162(m)(3) of the Code, or any successor provision thereto.

(p)	“Date of Grant” or “Grant Date” means, with respect to any Award, the date as of which such Award is granted under the Plan.

(q)	“Disabled” or “Disability” means an individual (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than 3 months under a Company-sponsored accident and health plan. Notwithstanding the above, with respect to an Incentive Stock Option and the period after time following a separation from service a Holder has to exercise such Incentive Stock Option, “disabled” shall have the same meaning as defined in Code section 22(e)(3).
(iii)

(r)	“Effective Date” means June 8, 2006, such date being the date this Plan was approved by the Company’s stockholders .

(s)	“Eligible Employees” means key employees (including, without limitations, officers and directors who are also employees) of the Company or an Affiliate upon whose judgment, initiative and efforts the Company is, or will be, important to the successful conduct of its business.

(t)	“Executive Officer” means (i) the president of the Company, any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration, or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for the Company and (ii) Executive Officers (as defined in part (i) of this definition) of subsidiaries of the Company who perform policy making functions for the Company.

(u)	“Fair Market Value” means, as of any date, the value of the Stock determined in good faith, from time to time, by the Committee in its sole discretion and the Committee may adopt such formulas as in its opinion shall reflect the true fair market value of such stock from time to time and may rely on such independent advice with respect to such fair market value as the Committee shall deem appropriate. In the event that the Shares of the Company are traded on a national securities exchange, the Committee may determine that the Fair Market Value of the Stock shall be based upon the last sale before or the first sale after the Grant Date, the closing price on the trading day before or the trading day of the grant, or any other reasonable basis using actual transactions in such Stock as reported in The Wall Street Journal and consistently applied. The determination of Fair Market Value also may be based upon an average selling price during a specified period that is within 30 days before or 30 days after the Grant Date, provided that the commitment to grant the stock right based on such valuation method must be irrevocable before the beginning of the specified period, and such valuation method must be used consistently for grants of stock rights under the same and substantially similar programs.

(v)	“Freestanding SAR” means any SAR that is granted independently of any Option.

(w)	“Holder” means a Participant, Beneficiary or Permitted Transferee who is in possession of an Award Agreement representing an Award that (i) in the case of a Participant has been granted to such individual, (ii) in the case of a Beneficiary has transferred to such person under the laws of descent and distribution or (iii) in the case of a Permitted Transferee, has been transferred to such person as permitted by the Committee, and such Award Agreement has not expired, been canceled or terminated.

(x)	“Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code or any successor provisions thereto.

(y)	“Nonqualified Stock Option” means any Option to purchase Shares that is not an Incentive Stock Option.

(z)	“Option” means a right to purchase Stock at a stated price for a specified period of time. Such definition includes both Nonqualified Stock Options and Incentive Stock Options.

(aa)	“Option Agreement” or “Option Award Agreement” means a written agreement or instrument between the Company and a Holder evidencing an Option.

(bb)	“Option Exercise Price” means the price at which Shares subject to an Option may be purchased, determined in accordance with Section 6.2(b).

(cc)	“Option Holder” shall have the meaning as set forth in Section 6.2. For the avoidance of any doubt, in situations where the Option has been transferred to a Permitted Transferee or passed to a
(iv)

Beneficiary in accordance with the laws of descent and distribution, the Option Holder will not be the same person as the Holder of the Option.

(dd)	“Participant” means a Service Provider of the Company designated by the Committee from time to time during the term of the Plan to receive one or more Awards under the Plan.

(ee)	“Performance Period” means the period of time as specified by the Committee over which Performance Units are to be earned.

(ff)	“Performance Shares” means an Award made pursuant to Section 9 which entitles a Holder to receive Shares, their cash equivalent, or a combination thereof based on the achievement of performance targets during a Performance Period.

(gg)	“Performance Units” means an Award made pursuant to Section 9 which entitles a Holder to receive cash, Stock or a combination thereof based on the achievement of performance targets during a Performance Period.

(hh)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

(ii)	“Plan” means the Layne Christensen Company 2006 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

(jj)	“Plan Year” means each 12-month period beginning January 1 and ending the following December 31, except that for the first year of the Plan it shall begin on the Effective Date and extend to December 31 of that year.

(kk)	“Restricted Stock” means Stock granted under Section 8 that is subject those restrictions set forth therein and the Award Agreement.

(ll)	“Restricted Stock Unit” means an Award granted under Section 8 evidencing the Holder’s right to receive a Share (or cash payment equal to the Fair Market Value of a Share) at some future date.

(mm)	“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing, or superseding such regulation.

(nn)	“SAR” or “Stock Appreciation Right” means an Award, granted either alone or in connection with an Option, that is designated as a SAR pursuant to Section 7.

(oo)	“SAR Holder” shall have the meaning as set forth in Section 7.2.

(pp)	“Section 16 Person” means a Person who is subject to obligations under Section 16 of the 1934 Act with respect to transactions involving equity securities of the Company.

(qq)	“Service Provider” means an Eligible Employee or a non-employee director of the Company.

(rr)	“Share” means a share of Stock.

(ss)	“Stock” means authorized and issued or unissued common stock of the Company, at such par value as may be established from time to time.

(tt)	“Subsidiary” means (i) in the case of an Incentive Stock Option a “subsidiary corporation,” whether now or hereafter existing, as defined in section 424(f) of the Code, and (ii) in the case of any other type of Award, in addition to a subsidiary corporation as defined in (i), a limited liability
(v)

company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests.

(uu)	“Tandem SAR” means a SAR which is granted in connection with, or related to, an Option, and which requires forfeiture of the right to purchase an equal number of Shares under the related Option upon the exercise of such SAR; or alternatively, which requires the cancellation of an equal amount of SARs upon the purchase of the Shares subject to the Option.

(vv)	“Vested Option” means any Option, or portion thereof, which is fully exercisable by the Holder. Vested Options remain exercisable only for that period of time as provided for under this Plan and any applicable Option Award Agreement. Once a Vested Option is no longer exercisable after otherwise having been exercisable, the Option shall become null and void.
2.2	Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.
SECTION 3
PLAN ADMINISTRATION
3.1	Composition of Committee. The Plan shall be administered by the Committee. To the extent the Board considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the Committee shall consist of two or more directors of the Company, all of whom qualify as “non-employee directors” within the meaning of Rule 16b-3. To the extent the Board considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the Committee shall consist of two or more directors of the Company, all of whom shall qualify as “outside directors” within the meaning of Code section 162(m).

3.2	Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:
(a)	select the Service Providers to whom Awards may from time to time be granted hereunder;

(b)	determine the type or types of Awards to be granted to eligible Service Providers;

(c)	determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(d)	determine the terms and conditions of any Award;

(e)	determine whether, and to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property;

(f)	determine whether, and to what extent, and under what circumstance Awards may be canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(g)	correct any defect, supply an omission, reconcile any inconsistency and otherwise interpret and administer the Plan and any instrument or Award Agreement relating to the Plan or any Award hereunder;
(vi)

(h)	modify and amend the Plan, establish, amend, suspend, or waive such rules, regulations and procedures of the Plan, and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(i)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
3.3	Committee Delegation. The Committee may delegate to any member of the Board or committee of Board members such of its powers as it deems appropriate, including the power to sub-delegate, except that only a member of the Board (or a committee thereof) may grant Awards from time to time to specified categories of Service Providers in amounts and on terms to be specified by the Board; provided that no such grants shall be made other than by the Board or the Committee to individuals who are then Section 16 Persons or other than by the Committee to individuals who are then or are deemed likely to become a “covered employee” within the meaning of Code Section 162(m). A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

3.4	Determination Under the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, adjustments, interpretations, and other decisions under or with respect to the Plan, any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Participant, any Holder, and any stockholder. No member of the Committee shall be liable for any action, determination or interpretation made in good faith, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.
SECTION 4
STOCK SUBJECT TO THE PLAN
4.1	Number of Shares. Subject to adjustment as provided in Section 4.3 and subject to the maximum amount of Shares that may be granted to an individual in a calendar year as set forth in Section 5.5, no more than a total of 600,000 Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. The Shares may be divided among the various Plan components as the Committee shall determine. Shares that are subject to an underlying Award and Shares that are issued pursuant to the exercise of an Award shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Awards are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2	Unused and Forfeited Stock. Any Shares that are subject to an Award under this Plan that are not used because the terms and conditions of the Award are not met, including any Shares that are subject to an Award that expires or is terminated for any reason, any Shares that are used for full or partial payment of the purchase price of Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 15.2 shall automatically become available for use under the Plan. Notwithstanding the foregoing, any Shares used for full or partial payment of the purchase price of the Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 15.2 that were originally Incentive Stock Option Shares must still be considered as having been granted for purposes of determining whether the Share limitation provided for in Section 4.1 has been reached for purposes of Incentive Stock Option grants.

4.3	Adjustments in Authorized Shares. If, without the receipt of consideration therefore by the Company, the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares such as, but not limited to, the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation,
(vii)

combination, reclassification or recapitalization involving the Stock, such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of (i) the Shares as to which Awards may be granted under the Plan, and (ii) the Shares then included in each outstanding Award granted hereunder, shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and non assessable at the time of such occurrence.

4.4	General Adjustment Rules.
(a)	If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Award, such fractional Share shall be rounded to the nearest whole Share and fractional Shares shall not be issued.

(b)	In the case of any such substitution or adjustment affecting an Option or a SAR (including a Nonqualified Stock Option) such substitution or adjustments shall be made in a manner that is in accordance with the substitution and assumption rules set forth in Treasury Regulations 1.424-1 and the applicable guidance relating to Code section 409A.
SECTION 5
PARTICIPATION
5.1	Basis of Grant. Participants in the Plan shall be those Service Providers, who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives.

5.2	Types of Grants; Limits. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee or its designee, and receipt of one such Award shall not result in the automatic receipt of any other Award. Written notice shall be given to such Person, specifying the terms, conditions, right and duties related to such Award. Under no circumstance shall Incentive Stock Options be granted to (i) non-employee directors or (ii) any person not permitted to receive Incentive Stock Options under the Code.

5.3	Award Agreements. Each Participant shall enter into an Award Agreement(s) with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Unless otherwise explicitly stated in the Award Agreement, Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement(s) with the Participant. Unless explicitly provided for in a particular Award Agreement that the terms of the Plan are being superseded, in the event of any inconsistency between the provisions of the Plan and any such Award Agreement(s) entered into hereunder, the provisions of the Plan shall govern.

5.4	Restrictive Covenants. The Committee may, in its sole and absolute discretion, place certain restrictive covenants in an Award Agreement requiring the Participant to agree to refrain from certain actions. Such Restrictive Covenants, if contained in the Award Agreement, will be binding on the Participant.

5.5	Maximum Annual Award. The maximum number of Shares with respect to which an Award or Awards may be granted to any Participant in any one taxable year of the Company (the “Maximum Annual Participant Award”) shall not exceed 200,000 Shares (increased, proportionately, in the event of any stock split or stock dividend with respect to the Shares). If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to each Share, the tandem Option and SAR rights with respect to each Share shall be counted as covering but one Share for purposes of the Maximum Annual Participant Award.
(viii)

SECTION 6
STOCK OPTIONS
6.1	Grant of Options. A Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same Participant at the same time or at different times. Incentive Stock Options and Nonqualified Stock Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.

6.2	Option Agreements. Each Option granted under the Plan shall be evidenced by a written Option Award Agreement which shall be entered into by the Company and the Participant to whom the Option is granted (the “Option Holder”), and which shall contain the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Committee may consider appropriate in each case.
(a)	Number of Shares. Each Option Award Agreement shall state that it covers a specified number of Shares, as determined by the Committee. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Option Holder during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422(d) of the Code, or any successor provision, such Options in excess of such limit shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For the purposes of the foregoing, the Fair Market Value of any Share shall be determined as of the time the Option with respect to such Share is granted. In the event the foregoing results in a portion of an Option designated as an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as a Nonqualified Stock Option.

(b)	Price. Each Option Award Agreement shall state the Option Exercise Price at which each Share covered by an Option may be purchased. Such Option Exercise Price shall be determined in each case by the Committee, but in no event shall the Option Exercise Price for each Share covered by an Option be less than the Fair Market Value of the Stock on the Option’s Grant Date, as determined by the Committee; provided, however, that the Option Exercise Price for each Share covered by an Incentive Stock Option granted to an Eligible Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary corporation of the Company must be at least 110% of the Fair Market Value of the Stock subject to the Incentive Stock Option on the Option’s Grant Date.

(c)	Duration of Options. Each Option Award Agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the “Option Period”). The Option Period must expire, in all cases, not more than ten years from the Option’s Grant Date; provided, however, that the Option Period of an Incentive Stock Option granted to an Eligible Employee who then owns Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company must expire not more than five years from the Option’s Grant Date. Each Option Award Agreement shall also state the periods of time, if any, as determined by the Committee, when incremental portions of each Option shall become exercisable. If any Option or portion thereof is not exercised during its Option Period, such unexercised portion shall be deemed to have been forfeited and have no further force or effect.

(d)	Termination of Service, Death, Disability, etc. Each Option Agreement shall state the period of time, if any, determined by the Committee, within which the Vested Option may be exercised after an Option Holder ceases to be a Service Provider on account of the Participant’s death, Disability, voluntary resignation, removal from the Board or the Company having terminated such Option Holder’s employment with or without Cause.
(ix)

(e)	Transferability. Except as otherwise determined by the Committee, Options shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. Each Vested Option shall be exercisable during the Option Holder’s lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. Shares issuable pursuant to any Option shall be delivered only to or for the account of the Option Holder, or in the event of Disability or incapacity, to his or her guardian or legal representative.

(f)	Exercise, Payments, etc.
(i)	Unless otherwise provided in the Option Award Agreement, each Vested Option may be exercised by delivery to the Corporate Secretary of the Company a written notice specifying the number of Shares with respect to which such Option is exercised and payment of the Option Exercise Price. Such notice shall be in a form satisfactory to the Committee or its designee and shall specify the particular Vested Option that is being exercised and the number of Shares with respect to which the Vested Option is being exercised. The exercise of the Vested Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below.

(ii)	The Option Exercise Price shall be paid by any of the following methods:
A.	Cash or Certified bank check;

B.	By delivery to the Company of certificates representing the number of Shares then owned by the Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Vested Option, properly endorsed for transfer to the Company; provided, however, that Shares used for this purpose must have been held by the Holder for such minimum period of time as may be established from time to time by the Committee; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the certificates for the Stock used as payment of the Option Exercise Price.

In lieu of actually surrendering to the Company the stock certificates representing the number of Shares then owned by the Holder, the Committee may, in its discretion permit the Holder to submit to the Company a statement affirming ownership by the Holder of such number of Shares and request that such Shares, although not actually surrendered, be deemed to have been surrendered by the Holder as payment of the exercise price.

C.	For any Holder other than an Executive Officer or except as otherwise prohibited by the Committee, by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.

D.	Any combination of the consideration provided in the foregoing subsections (A), (B) and (C).
(iii)	The Company shall not guaranty a third-party loan obtained by a Holder to pay part or the entire Option Exercise Price of the Shares.
(x)

(g)	Date of Grant. Unless otherwise specifically specified in the Option Award Agreement, an option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

(h)	Withholding.
(A)	Nonqualified Stock Options. Each Option Award Agreement covering Nonqualified Stock Options shall provide that, upon exercise of the Option, the Option Holder shall make appropriate arrangements with the Company to provide for the minimum amount of additional withholding required by applicable federal and state income tax and payroll laws, including payment of such taxes through delivery of Stock or by withholding Stock to be issued under the Option, as provided in Section 15.

(B)	Incentive Stock Options. In the event that an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the later of (i) the expiration of two years from the date on which the Incentive Stock Option was granted or (ii) the expiration of one year from the date on which the Option was exercised, the Participant shall send written notice to the Company at its principal office (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by applicable Federal and state income tax laws.
(i)	Adjustment of Options. Subject to the limitations set forth below and those contained in Sections 6 and 14, the Committee may make any adjustment in the Option Exercise Price, the number of Shares subject to, or the terms of, an outstanding Option and a subsequent granting of an Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, or re-grant may result in terms and conditions (including Option Exercise Price, number of Shares covered, vesting schedule or exercise period) that differ from the terms and conditions of the original Option. The Committee may not, however, adversely affect the rights of any Option Holder to previously granted Options without the consent of such Option Holder. If such action is affected by the amendment, the effective date of such amendment shall be the date of the original grant. Any adjustment, modification, extension or renewal of an Option shall be effected such that the Option is either exempt from, or is compliant with, Code section 409A.
6.3	Stockholder Privileges. No Holder shall have any rights as a stockholder with respect to any Shares covered by an Option until the Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Holder becomes the holder of record of such Stock, except as provided in Section 4.
SECTION 7
STOCK APPRECIATION RIGHTS
7.1	Grant of SARs. Subject to the terms and conditions of this Plan, a SAR may be granted to a Participant at any time and from time to time as shall be determined by the Committee in its sole discretion. The Committee may grant Freestanding SARs or Tandem SARs, or any combination thereof.
(a)	Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, subject to the limitations imposed in this Plan and by applicable law.

(b)	Exercise Price and Other Terms. All SARs shall be granted with an exercise price no less than the Fair Market Value of the underlying Shares on the SARs’ Date of Grant. The Committee, subject
(xi)

to the provisions of this Plan, shall have complete discretion to determine the terms and conditions of SARs granted under this Plan. The exercise price per Share of Tandem SARs shall equal the exercise price per Share of the related Option. In no event shall a SAR granted to a Section 16 Person become exercisable until at least six (6) months after the Date of Grant or such shorter period as may be permissible while maintaining compliance with Rule 16b-3.
7.2	SAR Award Agreement. Each SAR granted under the Plan shall be evidenced by a written SAR Award Agreement which shall be entered into by the Company and the Participant to whom the SAR is granted (the “SAR Holder”), and which shall specify the exercise price per share, the terms of the SAR, the conditions of exercise, and such other terms and conditions as the Committee in its sole discretion shall determine.

7.3	Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price per Share of the underlying Incentive Stock Option and the Fair Market Value per Share of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value per Share of the Shares subject to the Incentive Stock Option exceeds the per share Option Price per Share of the Incentive Stock Option.

7.4	Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee in its sole discretion shall determine; provided, however, that no Freestanding SAR granted to a Section 16 Person shall be exercisable until at least six (6) months after the Date of Grant or such shorter period as may be permissible while maintaining compliance with Rule 16b-3.

7.5	Expiration of SARs. A SAR granted under this Plan shall expire on the date set forth in the SAR Award Agreement, which date shall be determined by the Committee in its sole discretion. Unless otherwise specifically provided for in the SAR Award Agreement, a Freestanding SAR granted under this Plan shall terminate according to the same rules under which a Nonqualified Stock Option would terminate in the event of a SAR Holder’s termination of employment, death or Disability as provided for in the SAR Award Agreement. Unless otherwise specifically provided for in the SAR Award agreement, a Tandem SAR granted under this Plan shall be exercisable at such time or times and only to the extent that the related Option is exercisable. The Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Options, except that Tandem SARs granted with respect to less than the full number of shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SARs.

7.6	Payment of SAR Amount. Upon exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the positive difference between the Fair Market Value of a Share on the date of exercise over the exercise price per Share by (ii) the number of Shares with respect to which the SAR is exercised. The payment upon a SAR exercise may be in whole Shares of equivalent value, cash, or a combination of whole Shares and cash. Fractional Shares shall be rounded down to the nearest whole Share.
SECTION 8
AWARDS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS
8.1	Restricted Stock Awards Granted by Committee. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Service Provider in such amounts as the Committee shall determine.
(xii)

8.2	Restricted Stock Unit Awards Granted by Committee. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, The Committee may grant a Service Provider Restricted Stock Units, in connection with or separate from a grant of Restricted Stock. Upon the vesting of Restricted Stock Units, the Holder shall be entitled to receive the full value of the Restricted Stock Units payable in either Shares or cash.

8.3	Restrictions. A Holder’s right to retain Shares of Restricted Stock or be paid with respect to Restricted Stock Units shall be subject to such restrictions, including but not limited to, him or her continuing to perform as a Service Provider for a restriction period specified by the Committee, or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to (i) different Holders, (ii) different Restricted Stock or Restricted Stock Unit Awards, or (iii) separate, designated portions of the Shares constituting a Restricted Stock Award. Any grant of Restricted Stock or Restricted Stock Units shall contain terms such that the Award is either exempt from Code section 409A or complies with such section.

8.4	Privileges of a Stockholder, Transferability. Unless otherwise provided in the Award Agreement, a Participant shall have all voting, dividend, liquidation and other rights with respect to Shares of Restricted Stock, provided however that any dividends paid on Shares of Restricted Stock prior to such Shares becoming vested shall be held in escrow by the Company and subject to the same restrictions on transferability and forfeitability as the underlying Shares of Restricted Stock. Any voting, dividend, liquidation or other rights shall accrue to the benefit of a Holder only with respect to Shares of Restricted Stock held by, or for the benefit of, the Holder on the record date of any such dividend or voting date. A Participant’s right to sell, encumber or otherwise transfer such Restricted Stock shall, in addition to the restrictions otherwise provided for in the Award Agreement, be subject to the limitations of Section 11.2 hereof. The Committee may determine that a Holder of Restricted Stock Units is entitled to receive dividend equivalent payments on such units. If the Committee determines that Restricted Stock Units shall receive dividend equivalent payments, such feature will be specified in the applicable Award Agreement. Restricted Stock Units shall not have any voting rights.

8.5	Enforcement of Restrictions. The Committee may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Section 8.2 and 8.3:
(a)	placing a legend on the stock certificates, or the Restricted Stock Unit Award Agreement, as applicable, referring to restrictions;

(b)	requiring the Holder to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect;

(c)	requiring that the stock certificates, duly endorsed, be held in the custody of a third party nominee selected by the Company who will hold such Shares of Restricted Stock on behalf of the Holder while the restrictions remain in effect; or

(d)	inserting a provision into the Restricted Stock Award Agreement prohibiting assignment of such Award Agreement until the terms and conditions or restrictions contained therein have been satisfied or released, as applicable.
8.6	Termination of Service, Death, Disability, etc. In the event of the death or Disability of a Participant, all service period and other restrictions applicable to Restricted Stock Awards then held by him or her shall lapse, and such Awards shall become fully nonforfeitable. Subject to Section 10, in the event a Participant ceases to be a Service Provider for any other reason, any Restricted Stock Awards as to which the service period or other vesting conditions for have not been satisfied shall be forfeited.
(xiii)

SECTION 9
PERFORMANCE SHARES AND PERFORMANCE UNITS
9.1	Awards Granted by Committee. Coincident with or following designation for participation in the Plan, a Participant may be granted Performance Shares or Performance Units.

9.2	Amount of Award. The Committee shall establish a maximum amount of a Holder’s Award, which amount shall be denominated in Shares in the case of Performance Shares or in dollars in the case of Performance Units.

9.3	Communication of Award. Written notice of the maximum amount of a Holder’s Award and the Performance Period determined by Committee shall be given to a Participant as soon as practicable after approval of the Award by the Committee.

9.4	Amount of Award Payable. The Committee shall establish maximum and minimum performance targets to be achieved during the applicable Performance Period. Performance targets established by the Committee shall relate to corporate, group, unit or individual performance and may be established in terms of (i) specified levels of earnings per share from continuing operations, (ii) operating income, (iii) revenues, (iv) gross margin, (v) return on operating assets (whether all assets or designated assets), (vi) return on equity, (vii) economic value added, (viii) stock price appreciation, (ix) total stockholder return (measured in terms of stock price appreciation and dividend growth), (x) net income, (xi) debt reduction, (xii) cost control, or (xiii) such other measures or standards determined by the Committee. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individual or entities. Achievement of the maximum performance target shall entitle the Holder to payment (subject to Section 9.6) at the full or maximum amount specified with respect to the Award: provided, however, that notwithstanding any other provisions of this Plan, in the case of an Award of Performance Shares the Committee in its discretion may establish an upper limit on the amount payable (whether in cash or Stock) as a result of the achievement of the maximum performance target. The Committee may also establish that a portion of a full or maximum amount of a Holder’s Award will be paid (subject to Section 9.6) for performance which exceeds the minimum performance target but falls below the maximum performance target applicable to such Award.

9.5	Adjustments. At any time prior to payment of a Performance Share or Performance Unit Award, the Committee may adjust previously established performance targets or other terms and conditions to reflect events such as changes in law, regulations, or accounting practice, or mergers acquisitions or divestitures.

9.6	Payment of Awards. Following the conclusion of each Performance Period, the Committee shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Period. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Stock or some combination. Payment shall be made in a lump sum, as determined by the Committee, commencing as promptly as practicable following the end of the applicable Performance Period, subject to such terms and conditions and in such forms as may be prescribed by the Committee. All Awards shall be paid no later than March 15th of the Plan Year following the Plan Year in which the Committee determines that a Participant is entitled to receive the performance award.

9.7	Termination of Employment. If a Participant ceases to be a Service Provider for any reason other than having been terminated for Cause after the end of a Performance Period yet before receiving payment as provided for in Section 9.6, the Holder (or the Holder’s Beneficiaries) shall be entitled to receive the full amount payable as soon as practicable after such amount has been determined by the Committee. If a Holder ceases to be a Service Provider before the end of a Performance Period by reason of his or her death or Disability, the Performance Period for such Holder for the purpose of determining the amount of the Award payable shall end at the end of the calendar quarter immediately preceding the date on which such Holder ceased to be a Service Provider. The amount of an Award payable to a Holder to whom the preceding sentence is applicable shall be paid at the end of the Performance Period and shall be that fraction
(xiv)

of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters during the Performance Period during all of which said Holder was a Service Provider and the denominator of which is the number of full calendar quarters in the Performance Period. In the event a Holder is terminated as a Service Provider for Cause, either before the end of the Performance Period or after the end of the Performance Period but prior to the amount of the Award having been paid, the Holder’s participation in the Plan shall cease, all outstanding Awards of Performance Shares or Performance Units to such Participant and any right to receive the payment for any Awards (whether or not any Performance Period has been completed) shall be canceled.
SECTION 10
REORGANIZATION, CHANGE IN CONTROL OR LIQUIDATION
Except as otherwise provided in an Award Agreement or other agreement approved by the Committee to which any Participant is a party, in the event that the Company undergoes a Change in Control, each Option, share of Restricted Stock and/or other Award shall without regard to any vesting schedule, restriction or performance target, automatically become fully exercisable, fully vested or fully payable, as the case may be, as of the date of such Change in Control. In addition to the foregoing, in the event the Company undergoes a Change in Control or in the event of a corporate merger, consolidation, major acquisition of property (or stock), separation, reorganization or liquidation in which the Company is a party and in which a Change in Control does not occur, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall have the full power and discretion to prescribe and amend the terms and conditions for the exercise, or modification, of any outstanding Awards granted hereunder. The Committee may remove restrictions on Restricted Stock and Restricted Stock Units and may modify the performance requirements for any other Awards. The Committee may provide that Options or other Awards granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Awards will expire. Any such determinations by the Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock, such transaction shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation, or Change in Control.
SECTION 11
RIGHTS OF EMPLOYEES; PARTICIPANTS
11.1	Employment. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her services as a Service Provider or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of Participant’s services as a Service Provider shall be determined by the Committee at the time.

11.2	Nontransferability. Except as provided in Section 11.3, no right or interest of any Holder in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Holder’s rights and interests in all Awards shall, to the extent not otherwise prohibited hereunder, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options or SARs may be made by, the Holder’s legal representatives, heirs or legatees. If, in the opinion of the Committee, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of a mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status. “Transfers” shall not be deemed to include transfers to the Company or “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the authorization of the Committee.
(xv)

11.3	Permitted Transfers. Pursuant to conditions and procedures established by the Committee from time to time, the Committee may permit Awards to be transferred to, exercised by and paid to certain persons or entities related to a Participant, including but not limited to members of the Participant’s immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s immediate family and/or charitable institutions (a “Permitted Transferee”). In the case of initial Awards, at the request of the Participant, the Committee may permit the naming of the related person or entity as the Award recipient. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration). Notwithstanding the foregoing, Incentive Stock Options shall only be transferable to the extent permitted in Section 422 of the Code, or such successor provision thereto, and the treasury regulations thereunder.
SECTION 12
GENERAL RESTRICTIONS
12.1	Investment Representations. The Company may require any person to whom an Option or other Award is granted, as a condition of exercising such Option or receiving Stock under the Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option or the Award for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.

12.2	Compliance with Securities Laws.
(a)	Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

(b)	Each Holder who is a director or an Executive Officer is restricted from taking any action with respect to any Award if such action would result in a (i) violation of Section 306 of the Sarbanes-Oxley Act of 2002, and the regulations promulgated thereunder, whether or not such law and regulations are applicable to the Company, or (ii) any policies adopted by the Company restricting transactions in the Stock.
12.3	Stock Restriction Agreement. The Committee may provide that Shares issuable upon the exercise of an Option shall, under certain conditions, be subject to restrictions whereby the Company has (i) a right of first refusal with respect to such shares, (ii) specific rights or limitations with respect to the Participant’s ability to vote such shares, or (iii) a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant’s cessation or termination as a Service Provider.
SECTION 13
OTHER EMPLOYEE BENEFITS
The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or the grant, payment or vesting of any other Award shall not constitute “earnings” with respect to which any other benefits of such Participant are determined, including without limitation benefits under (a) any pension, profit sharing, life insurance or salary continuation plan or other employee benefit plan of the Company or (b) any agreement between the Company and the Participant, except as such plan or agreement shall otherwise expressly provide.
(xvi)

SECTION 14
PLAN AMENDMENT, MODIFICATION AND TERMINATION
14.1	Amendment, Modification, and Termination. The Board may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, to comply with the requirements for listing on any exchange where the Shares are listed, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

14.2	Adjustment Upon Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

14.3	Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 2.1(h) and Section 14.2), no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder of such Award.
SECTION 15
WITHHOLDING
15.1	Withholding Requirement. The Company’s obligations to deliver Shares upon the exercise of an Option, or upon the vesting of any other Award, shall be subject to the Holder’s satisfaction of all applicable federal, state and local income and other tax withholding requirements.

15.2	Withholding with Stock. At the time the Committee grants an Award, it may, in its sole discretion, grant the Holder an election to pay all minimum required amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from Shares otherwise issuable to the Holder, Shares (which have been held by the Participant for more than six (6) months in the case of a transfer of currently owned shares) having a value equal to the minimum amount required to be withheld under federal, state or local law or such lesser amount as may be elected by the Holder. All elections shall be subject to the approval or disapproval of the Committee. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”), as determined by the Committee. Any such elections by Holder to have Shares withheld for this purpose will be subject to the following restrictions:
(a)	All elections must be made prior to the Tax Date;

(b)	All elections shall be irrevocable; and

(c)	If the Holder is an officer or director of the Company within the meaning of Section 16 of the 1934 Act (“Section 16”), the Holder must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.
SECTION 16
SECTION 162(m) PROVISIONS
16.1	Limitations. Notwithstanding any other provision of this Plan, if the Committee determines at the time any Award is granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.
(xvii)

16.2	Performance Goals. If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of one or any combination of the following: (i) specified levels of earnings per share from continuing operations, (ii) operating income, (iii) revenues, (iv) gross margin, (v) return on operating assets (whether all assets or designated assets), (vi) return on equity, (vii) economic value added, (viii) stock price appreciation, (ix) total stockholder return (measured in terms of stock price appreciation and dividend growth), (x) net income, (xi) debt reduction, or (xii) cost control, of the Company for or within which the Participant is primarily employed. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code and the regulations thereunder.

16.3	Adjustments. Notwithstanding any provision of the Plan other than Section 4.3 or Section 10, with respect to any Award that is subject to Section 16, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

16.4	Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to insure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(B) of the Code or any successor thereto.
SECTION 17
NONEXCLUSIVITY OF THE PLAN
17.1	Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to continue to maintain or adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees, or non-employee directors generally, or to any class or group of employees, or non-employee directors, which the Company now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.
SECTION 18
REQUIREMENTS OF LAW
18.1	Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Holders shall not be entitled to exercise, or receive benefits under any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Holder, if such exercise or delivery would constitute a violation by the Holder or the Company of any applicable law or regulation.

18.2	Code Section 409A. In the event that any provision of this Plan shall be determined to contravene Code section 409A, the regulations promulgated thereunder, regulatory interpretations or announcements with respect to section 409A or applicable judicial decisions construing section 409A, any such provision shall be void and have no effect. Moreover, this Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan comply with Code section 409A, the regulations promulgated thereunder, regulatory interpretations or announcements with respect to section 409A and applicable judicial decisions construing section 409A.

18.3	Rule 16b-3. Transactions under the Plan and to the extent even applicable, within the scope of Rule 16b-3 are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by the Committee under the Plan fails to so comply, such provision or action shall, without
(xviii)

further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3; provided, however, that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

18.4	Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the principles of the conflict of laws to the contrary.
SUBJECT TO THE STOCKHOLDER APPROVAL REQUIREMENT NOTED BELOW, THIS LAYNE CHRISTENSEN COMPANY EQUITY INCENTIVE PLAN IS HEREBY ADOPTED BY THE BOARD OF DIRECTORS OF LAYNE CHRISTENSEN COMPANY THIS 24th DAY OF APRIL, 2006.
THE PLAN SHALL BECOME EFFECTIVE ONLY IF APPROVED BY THE STOCKHOLDERS OF THE COMPANY AND THE EFFECTIVE DATE OF THE PLAN SHALL BE SUCH DATE OF STOCKHOLDER APPROVAL.

LAYNE CHRISTENSEN COMPANY

/s/	A. B. Schmitt

	By:	Andrew B. Schmitt

	Title:	President, Chief Executive Officer

(xix)

Appendix B
PROPOSED AMENDMENTS TO THE
RESTATED CERTIFICATE OF INCORPORATION OF
LAYNE CHRISTENSEN COMPANY
Article X of the Restated Certificate of Incorporation of the Company would be amended as follows:
ARTICLE X
~~CLASSIFIED~~ BOARD OF DIRECTORS
     A. Except as may otherwise be provided pursuant to Article IV hereof with respect to any rights of holders of Preferred Stock to elect additional directors, the number of directors of the Corporation shall be not less than one (1) nor more than nine (9), with the then-authorized number of directors being fixed from time to time by or pursuant to a resolution passed by the Board of Directors of the Corporation.
     B. Subject to the provisions of this Article X below, until the 2009 annual meeting of stockholders, when the following classification shall cease, ~~T~~the directors of the Corporation (other than any directors who may be elected by holders of Preferred Stock as provided for pursuant to Article IV hereof) shall be and are divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as the then-authorized number of directors constituting the Board of Directors permits. Until the 2007 annual meeting of stockholders, ~~E~~each director shall serve for a term ending on the date of the third annual meeting of stockholders (an “Annual Meeting”) following the Annual Meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the Annual Meeting held in 1993, each initial director in Class II shall serve for a term ending on the date of the Annual Meeting held in 1994, and each initial director in Class III shall serve for a term ending on the date of the Annual Meeting held in 1995. Directors elected at and after the 2007 annual meeting of stockholders shall hold office until the first annual meeting of stockholders following their election and until a successor shall have been elected and qualified or until the director’s prior death, resignation or removal. Any director who may be elected by holders of Preferred Stock as provided for pursuant to Article IV hereof shall serve for a term ending on the date of the next Annual Meeting following the Annual Meeting at which such director was elected.
     C. In the event of any increase or decrease in the authorized number of directors:
               1. Each director then serving shall nevertheless continue as a director of the class of which he is a member until the expiration of his term or his prior death, retirement, resignation or removal; and
               2. Until the 2009 annual meeting of stockholders, ~~E~~except to the extent that an increase or decrease in the authorized number of directors occurs in connection with the rights of holders of Preferred Stock to elect additional directors, the newly-created or eliminated directorships resulting from any increase or decrease shall be apportioned by the Board of Directors among the three classes so as to keep the number of directors in each class as nearly equal as possible.
     D. Notwithstanding the provisions of Paragraphs B and C of this Article X, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. Except as may otherwise be provided pursuant to Article IV hereof with respect to any rights of holders of Preferred Stock, a director may be removed without cause either by (i) a majority vote of the directors then in office (including for purposes of calculating the number of directors then in office the director subject to such removal vote), or (ii) the affirmative vote of the stockholders holding at least 80% of the capital stock entitled to vote for the election of directors.
     E. Except as may otherwise be provided pursuant to Article IV hereof with respect to any rights of holders of Preferred Stock to elect additional directors, should a vacancy in the Board of Directors occur or be created (whether arising through death, retirement, resignation or removal or through an increase in the number of authorized directors), such vacancy shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors. A director so elected to fill a vacancy shall serve for the remainder of the term of the class to which he was elected.
     F. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total and authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.